UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

EHEALTH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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2625 Augustine Drive, Second Floor

Santa Clara, CA 95054

(650) 584-2700

April 29, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eHealth, Inc. that will be held on June 11, 2019 at 8:30 a.m. Pacific Daylight Time at the Garden Court Hotel, located at 520 Cowper Street, Palo Alto, California 94301.

In connection with our 2019 Annual Meeting of Stockholders, we have elected to provide access to our proxy materials over the Internet to all stockholders under the Securities and Exchange Commission’s “notice and access” rules. We believe that our use of this process should expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. Printed copies of the proxy materials, including the Proxy Statement and Annual Report, will be mailed upon request.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we ask you to vote as soon as possible.

You may vote over the Internet as well as by telephone or by mailing a proxy or voting instruction form. Voting over the Internet, by telephone, by written proxy or by written voting instruction form will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Please review the instructions on the proxy, voting instruction form or important notice regarding availability of proxy materials regarding each of these voting options.

Also, please let us know if you plan to attend our annual meeting by marking the appropriate box on the enclosed proxy card if you have requested to receive printed proxy materials, or if you vote by telephone or Internet, indicating your plans when prompted.

Thank you for your ongoing support of eHealth, Inc.

Sincerely yours,

Scott N. Flanders

Chief Executive Officer and Director

EHEALTH, INC.

Notice of Annual Meeting of Stockholders

to be held on June 11, 2019

To the Stockholders of eHealth, Inc.:

The Annual Meeting of Stockholders of eHealth, Inc., a Delaware corporation, will be held at the Garden Court Hotel, located at 520 Cowper Street, Palo Alto, California 94301, on Tuesday, June 11, 2019 at 8:30 a.m. Pacific Daylight Time for the following purposes:

1.

To elect two (2) Class I directors (Scott N. Flanders and Michael D. Goldberg) to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

3.	To vote to approve, on an advisory basis, the compensation of our Named Executive Officers;

4.	To vote to approve an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares; and

5.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of eHealth as of the close of business on April 15, 2019 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder giving you the right to vote the shares.

By Order of the Board of Directors,

Scott Giesler

Secretary

Santa Clara, California

April 29, 2019

Whether or not you expect to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as promptly as possible in order to ensure your representation at the annual meeting. We strongly encourage you to vote.

You may submit your proxy or voting instructions for the Annual Meeting by using the telephone or the Internet, or if you requested to receive printed proxy materials, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” in this proxy statement and the instructions on the proxy, voting instruction form or important notice regarding availability of proxy materials. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

eHealth, Inc.

2625 Augustine Drive, Second Floor

Santa Clara, CA 95054

(650) 584-2700

PROXY STATEMENT

The Board of Directors of eHealth, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), is soliciting proxies in the accompanying form to be used at our Annual Meeting of Stockholders to be held at the Garden Court Hotel, located at 520 Cowper Street, Palo Alto, California 94301, on Tuesday, June 11, 2019 at 8:30 a.m. Pacific Daylight Time and for any postponement, adjournment or continuation thereof (the “Annual Meeting”).

On or about April 29, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to stockholders, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

Four proposals are scheduled to be voted on at the Annual Meeting:

1.

The election of two (2) Class I directors (Scott N. Flanders and Michael D. Goldberg) to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal (Proposal 1);

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2);

3.	A vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3); and

4.	A vote to approve an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4).

We will also consider any other business that properly comes before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their judgment.

What are the recommendations of the board of directors?

Our board of directors unanimously recommends that you vote:

1.	“FOR” the election of the nominated Class I directors (Proposal 1);

2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2);

3.	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3); and

4.	“FOR” the approval of an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4).

Will there be any other items of business on the agenda?

We do not expect any other items of business, because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Those persons intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees are not available as candidates for director, and our board of directors has not reduced the authorized number of directors on our board of directors, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

What constitutes a quorum?

As of the close of business on April 15, 2019 (the “Record Date”), there were 22,646,434 shares of our common stock outstanding. The presence at the Annual Meeting or at any postponement or adjournment of the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the common stock outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Who is entitled to vote?

Stockholders holding shares of our common stock at the close of business on the Record Date may vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or nominee is considered with respect to those shares the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. Other than on routine matters, such as a proposal to ratify an independent registered public accounting firm, your broker will not be able to vote your shares unless your broker receives specific voting instructions from you. You must give your broker voting instructions in order for your vote to be counted on the proposal to elect directors (Proposal 1), the proposal regarding a vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the proposal regarding an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4). We strongly encourage you to vote.

How do I vote?

You may vote using any of the following methods:

•

By Internet. Stockholders of record of our common stock as of the Record Date with Internet access may submit proxies by following the Internet voting instructions on the Important Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) or, in the case of stockholders of record who have requested to receive printed proxy materials, by accessing the website specified on the proxy cards provided by Computershare Trust Company, N.A., our transfer agent. Stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the Notice of Availability or, in the case of beneficial holders of shares in street name who have requested to receive printed proxy materials, by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you submit voting instructions over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•

By Telephone. Stockholders of record of our common stock as of the Record Date who live in the United States or Canada may submit proxies by following the telephone voting instructions on their Notice of Availability or, in the case of stockholders of record who have requested to receive printed proxy materials, by following the telephone voting instructions specified on their proxy cards. Stockholders who hold shares beneficially in street name, live in the United States or Canada and have requested to receive printed proxy materials may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

•

By Mail. Stockholders of record of our common stock as of the Record Date who have requested printed copies of their proxy materials may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the Class I nominees to the board of directors (Proposal 1), “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2), “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3) and “FOR” the approval of an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4). Stockholders who hold shares beneficially in street name and have requested to receive printed proxy materials may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

•

In person at the Annual Meeting. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. You may vote shares held beneficially in street name only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may revoke your proxy with a later telephone or Internet proxy, as the case may be.

Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of the Class I directors (Proposal 1), you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4), you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has no effect on the voting results, although abstentions are considered votes cast for the purpose of determining the presence of a quorum. If you provide specific instructions, your shares will be voted as you instruct.

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (“FOR” the Class I nominees to the board of directors (Proposal 1), “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2), “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3), “FOR” the approval of an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4) and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting). If you are a beneficial holder and do not return a voting instruction form, your broker, bank or nominee may only vote on the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2).

What vote is required to approve each item?

In the election of the Class I directors (Proposal 1), the two persons receiving the highest number of “FOR” votes cast at the Annual Meeting in person or by proxy or at any postponement or adjournment of the Annual Meeting will be elected. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4) require the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy or at any postponement or adjournment of the Annual Meeting.

What are broker non-votes and what effect do they have on the proposals?

If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (1) has not received voting instructions from the beneficial owner with respect to a particular proposal and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting or any postponement or adjournment of the Annual Meeting, assuming that a quorum is obtained.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the election of our Class I directors (Proposal 1), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to our 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares (Proposal 4).

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting or any postponement or adjournment of the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Is cumulative voting permitted for the election of directors?

No. Neither our charter nor our bylaws permit cumulative voting at any election of directors.

I am a stockholder, and I only received a copy of the Important Notice Regarding Availability of Proxy Materials in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the Securities and Exchange Commission, we may furnish proxy materials, including this proxy statement and our 2018 Annual Report, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Availability, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Availability.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we deliver a single copy of the Notice of Availability and, if applicable, the proxy materials and the 2018 Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Availability and, if applicable, the proxy materials and the 2018 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Availability and, if applicable, these proxy materials or the 2018 Annual Report, stockholders may contact us at the following address and telephone number:

Investor Relations

eHealth, Inc.

2625 Augustine Drive, Second Floor

Santa Clara, CA 95054

(650) 210-3111

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who pays the cost of proxy solicitation?

The costs and expenses of soliciting the proxy accompanying this Proxy Statement from stockholders will be borne by us. Our employees, officers and directors may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. We have retained Kingsdale Shareholder Services, U.S. LLC to provide strategic advisory and proxy solicitation services for an estimated fee of $30,000, plus reimbursement for out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Who will serve as inspector of elections?

Our officers are authorized to designate an inspector of elections for the meeting. It is anticipated that the inspector of elections will be a representative from Computershare Trust Company, N.A.

What is the date of our fiscal year end?

This proxy statement provides information about the matters to be voted on at the Annual Meeting and additional information about us and our executive officers and directors. Some of the information is provided as of the end of our 2018 fiscal year and some information is provided as of a more current date. Our fiscal year ends on December 31.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our board of directors currently consists of six directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors is elected each year.

Our Class I directors, whose term will expire at the Annual Meeting, are Scott N. Flanders and Michael D. Goldberg. Our board of directors has nominated Class I directors Scott N. Flanders and Michael D. Goldberg for election at the Annual Meeting. If elected, Messrs. Flanders and Goldberg will serve as directors until the Annual Meeting of Stockholders in 2022 and until their respective successors are elected and qualified, subject to earlier resignation or removal.

The names and certain information about the continuing directors in each of the three classes of the board of directors are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxies will be voted, unless otherwise indicated, FOR the election of the nominees (Messrs. Flanders and Goldberg) as Class I directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted FOR the election of such other person(s) as the board of directors may designate as substitute nominee(s) in place of such nominee(s).

Nominees for Class I Directors

The following paragraphs provide information as of the date of this proxy statement about each of our nominees for director. The information presented includes information each nominee has given us about the nominee’s age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our nominees that contribute to the board’s effectiveness as a whole. We believe that each of our nominees possesses integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.

The names of the nominees for Class I director and certain biographical information about them as of the date of this proxy statement are set forth below:

Name	Age	Position and Office Held with the Company	Director Since
Scott N. Flanders(1)	62	Chief Executive Officer and Director	2008
Michael D. Goldberg(2)	61	Director	1999

(1)	Mr. Flanders serves as a member of the equity incentive committee of our board of directors.
(2)

Mr. Goldberg serves as chairperson of the compensation committee and the strategy committee of our board of directorsand as a member of the audit committee and the equity incentive committee of our board of directors.

Scott N. Flanders. Chief Executive Officer and Director. Scott Flanders has served as our chief executive officer since May 2016 and as a member of our board of directors since February 2008. Prior to becoming our chief executive officer, Mr. Flanders served as the chief executive officer of Playboy Enterprises, Inc., a media and lifestyle company, from July 2009 to May 2016, and continues to serve as a member of its board of directors. Previously, Mr. Flanders served as the president and chief executive officer of Freedom Communications, Inc., a privately-owned media company, from January 2006 to June 2009, and as a member of its board of directors from 2001 to 2009. Freedom Communications, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 2009. From 1999 to July 2005, Mr. Flanders served as the chairman and chief executive officer of Columbia House Company, a direct marketer of music and video products, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders holds a B.A. degree in economics from the University of Colorado and a J.D. from Indiana University. He is also a certified public accountant. Mr. Flanders brings to our board of directors substantial management and operational expertise as a result of his experience as our chief executive officer, his leadership of several large media companies and his background in law and accounting, all of which are relevant to our overall business.

Michael D. Goldberg. Director. Michael Goldberg has served as a director since June 1999. Mr. Goldberg has served as the executive chairman of DNAnexus, Inc., a cloud-based genomic data company, and as an advisor at other private life science companies since May 2011. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm. From October 2000 to December 2004, Mr. Goldberg served as a managing director of Jasper Capital, a management and financial consultancy business. In 1995, Mr. Goldberg founded OnCare, Inc., an oncology practice management company, and served as its chief executive officer until March 1999 and as its chairman until August 2001. Mr. Goldberg previously served as founder, president and chief executive officer of Axion, Inc., a cancer-focused healthcare service company, from 1987 to 1995. Mr. Goldberg holds a B.A. in philosophy from Brandeis University and an M.B.A from the Stanford Graduate School of Business. Mr. Goldberg serves as the chairman of the board of directors of CareDx, Inc. Mr. Goldberg brings to our board of directors his broad background as a seasoned entrepreneur, senior executive and as a venture capital investor focusing on healthcare-related industries, all of which has provided him with deep understanding of the healthcare field and significant experience overseeing corporate strategy, assessing operating strategy and evaluating business management teams.

Required Vote and Board of Directors Recommendation

The two candidates receiving the highest number of affirmative votes cast in person or by proxy at the Annual Meeting or at any postponement or adjournment of the Annual Meeting will be elected as directors to serve until their respective successors have been duly elected and qualified, subject to earlier resignation or removal.

The board of directors recommends a vote “FOR” election as directors of each of the nominees set forth above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors Not Standing for Election

The following paragraphs provide information as of the date of this proxy statement about the continuing members of our board of directors not standing for election at the Annual Meeting. Directors’ service terms expire at the Annual Meeting in the years set forth below. The information presented includes information each director has given us about his or her age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our directors that contribute to the board’s effectiveness as a whole. We believe that all of our directors possess integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.

Name	Age	Position and Office Held with the Company	Year Term Expires
Andrea C. Brimmer(1)	53	Director	2020
Randall S. Livingston(2)	65	Director	2020
Jack L. Oliver, III(3)	50	Director	2021
Ellen O. Tauscher(4)	67	Director	2021

(1)	Ms. Brimmer serves as a member of the compensation committee and the strategy committee of our board of directors.
(2)

Mr. Livingston serves as chairperson of the audit committee of our board of directors and as a member of the nominating and corporate governance committee and the strategy committee of our board of directors.

(3)

Mr. Oliver serves as chairperson of the nominating and corporate governance committee and the government and regulatory affairs committee of our board of directors and as a member of the compensation committee of our board of directors.

(4)	Ms. Tauscher serves as a member of the audit committee and the government and regulatory affairs committee of our board of directors.

Andrea C. Brimmer. Director. Andrea Brimmer has served as a director since December 2018. Ms. Brimmer has served as enterprise chief marketing and public relations officer of Ally Financial Inc., a leading digital financial services company, since May 2015. Ms. Brimmer served as chief marketing officer of Ally Auto from 2010 to January 2015 and as marketing executive from 2007 to 2010. From 1988 to 2007, Ms. Brimmer held various marketing, business development and public relations positions at an advertising agency, Campbell-Ewald Advertising, including as executive vice president and account director. Ms. Brimmer holds a B.A. in advertising from Michigan State University. Ms. Brimmer brings to our board of directors her expertise in marketing, public relations and business development acquired in the course of serving as the chief marketing officer of a leading financial services company and as an executive at an advertising agency.

Randall S. Livingston. Director. Randall Livingston has served as a director since December 2008. Mr. Livingston has served as vice president for business affairs and chief financial officer of Stanford University since 2001 and as university liaison for Stanford Medicine and a board member of Stanford Health Care and Lucile Packard Children’s Hospital Stanford since October 2017. From 1999 to 2001, Mr. Livingston served as executive vice president and chief financial officer of OpenTV Corp., a provider of interactive television software and services. Mr. Livingston received a B.S. in mechanical engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Livingston serves as a member of the board of directors of Pacific Biosciences, Inc. and previously served as a member of the board of directors of Genomic Health, Inc. from 2004 to 2016. Mr. Livingston brings to our board of directors substantial financial expertise that includes extensive knowledge of the financial and operational issues facing large companies acquired in the course of serving as the chief financial officer of a major university, as a finance executive for several Silicon Valley companies and working with a major international management consulting firm.

Jack L. Oliver, III. Director. Jack Oliver has served as a director since December 2005. Since March 2005, Mr. Oliver has been a senior advisor and practice group leader at the law firm Bryan Cave Leighton Paisner LLP.

Mr. Oliver also has served as a managing partner at Dock Square Capital LLC, a merchant banking firm engaged in principal equity investments and other strategic advisory services, since January 2017. From March 2009 to December 2016, Mr. Oliver served as a senior advisor at Barclay’s PLC with a focus on Barclay’s global client relationship management. Prior to his work at Bryan Cave, Mr. Oliver served on various political campaigns, including those for the candidacies of Senator Jack Danforth, Senator Kit Bond, Senator John Ashcroft and Congressman Jim Talent. He is also a former deputy chairman of the Republican National Committee and was national finance director for President George Walker Bush’s presidential campaign. Mr. Oliver holds a B.A. degree in political science and communications from Vanderbilt University and a J.D. from the University of Missouri School of Law. Mr. Oliver brings to our board of directors his political acumen and experience with government policy-making and expertise in strategy development, acquired through his legal training and his extensive involvement with several successful senatorial, congressional and presidential campaigns, all of which inform his views with respect to the strategic direction of our company.

Ellen O. Tauscher, Director. Ellen Tauscher has served as a director since July 2012 and as chairperson of our board of directors since May 2016. Ms. Tauscher has served as a Regent of University of California since June 2017 and as Chair of the National Laboratories Subcommittee since February 2018. As such, Ms. Tauscher has served as Chair of the Board of Directors of Triad National Security, LLC which manages Los Alamos National Laboratory and Chair of the Board of Governors of Lawrence Livermore National Security, LLC which manages Lawrence Livermore National Laboratory, consortiums led by the Regents of the University of California, since December 2017 and February 2018 respectively. Ms. Tauscher served as a strategic advisor at Baker, Donelson, Bearman, Caldwell & Berkowitz from August 2012 to February 2018. From February 2012 to August 2012, Ms. Tauscher served as Special Envoy for Strategic Stability and Missile Defense at the U.S. State Department. Ms. Tauscher was nominated in March 2009 by President Obama to serve as Under Secretary of State for Arms Control and International Security Affairs, as which Ms. Tauscher served from June 2009 to February 2012. Prior to joining the State Department, Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California’s 10th Congressional District. While a member of Congress, Ms. Tauscher served on the House Armed Services Committee and the House Transportation and Infrastructure Committee and as the Chairman of the Strategic Forces Subcommittee of the House Armed Services Committee. Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial services industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co. and Drexel Burnham Lambert and as an officer of the American Stock Exchange. Ms. Tauscher also serves as a member of the board of directors of Edison International. Ms. Tauscher previously served on the board of directors of Invacare Corporation from February 2012 to May 2015 and of SeaWorld Entertainment from December 2014 to October 2017. Ms. Tauscher holds a B.S. degree in early childhood education from Seton Hall University. Ms. Tauscher brings to our board of directors her expertise in finance and strategy development and knowledge of government affairs acquired through her service at the State Department and in Congress as well as during her career in investment banking.

Board Independence

The board of directors has determined that each of its current directors, except Scott N. Flanders, is independent within the meaning of the NASDAQ Global Market director independence standards, as currently in effect.

Board of Directors Meetings

The board of directors held seven meetings during 2018. Each of our directors serving on the board of directors during 2018 attended at least 75% of the meetings held by the board of directors and by the committees on which such director served during 2018. The independent members of our board of directors meet in executive session without management present on a regular basis.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a government and regulatory affairs committee, a strategy committee and an equity incentive committee, each of which has the composition and responsibilities described below. Each committee acts pursuant to written charters approved by the board of directors. The charters for the audit committee, compensation committee and nominating and corporate governance committee are available in the “Investor Relations” section of our corporate website at www.ehealth.com.

Audit Committee. The current members of our audit committee are Messrs. Goldberg and Livingston and Ms. Tauscher.

Mr. Livingston is the chairperson of the audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of the NASDAQ Global Market and the Securities and Exchange Commission for audit committee membership. Our board of directors has also determined that each audit committee member meets the financial sophistication requirements of the NASDAQ Global Market and that Messrs. Goldberg and Livingston are “audit committee financial experts” as defined in Securities and Exchange Commission rules. The audit committee held eight meetings during 2018.

Among other duties, our audit committee:

•	appoints a firm to serve as independent accountant to audit our financial statements;

•	discusses the scope and results of the audit with the independent accountant and reviews with management and the independent accountant our interim and year-end operating results;

•	reviews the adequacy of our internal accounting controls and audit procedures;

•	approves (or, as permitted, pre-approves) all audit and non-audit services to be performed by the independent accountant; and

•	prepares the report that the Securities and Exchange Commission requires in our annual proxy statement.

The audit committee has the sole and direct responsibility for appointing, retaining and approving the compensation of our independent accountant and for overseeing that firm’s work. All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent accountant are approved in advance by our audit committee.

Compensation Committee. The current members of our compensation committee are Ms. Brimmer and Messrs. Goldberg and Oliver. Mr. Goldberg is the chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee meets the applicable requirements for independence of the NASDAQ Global Market, the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code. The purpose of our compensation committee is to assist our board of directors in determining the compensation of our executive officers and directors. The compensation committee held five meetings during 2018.

Among other duties, our compensation committee:

•	establishes the corporate goals and objectives that pertain to the variable compensation of our chief executive officer;

•	evaluates our chief executive officer’s performance;

•	determines our chief executive officer’s compensation, based on the committee’s evaluation of his or her performance and other relevant criteria;

•	determines, in consultation with our chief executive officer, the compensation of our executive officers other than the chief executive officer;

•	makes recommendations to our board of directors regarding the compensation of members of our board of directors;

•	makes recommendations to our board of directors regarding adopting or amending equity incentive plans (including changes in the number of shares reserved for issuance thereunder);

•	reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans;

•

administers our equity incentive plans and may delegate to another committee of our board of directors the concurrent authority to make awards under our equity incentive plans to individuals other than executive officers;

•

reviews and discusses with management the compensation discussion and analysis to be included in our proxy statement or annual report and issues any compensation-related report required by the Securities and Exchange Commission to be included in our proxy statement or annual report; and

•	assesses risks relating to compensation plans and arrangements.

Nominating and Corporate Governance Committee. The current members of our nominating and corporate governance committee are Messrs. Livingston and Oliver. Mr. Oliver is the chairperson of the nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the applicable requirements for independence of the NASDAQ Global Market. The nominating and corporate governance committee held four meetings during 2018.

Among other duties, our nominating and corporate governance committee:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate members of the board of directors and oversees the evaluation of the performance of our board of directors and of individual directors; and

•	reviews developments in corporate governance practices and makes recommendations to the board of directors concerning corporate governance matters.

Government and Regulatory Affairs Committee. The current members of our government and regulatory affairs committee are Mr. Oliver and Ms. Tauscher. Mr. Oliver is the chairperson of the government and regulatory affairs committee. The government and regulatory affairs committee held four meetings during 2018.

Among other duties, our government and regulatory affairs committee:

•	reviews our goals and objectives relating to the governmental affairs, regulatory, public policy and political developments impacting our business;

•

provides insight and awareness to the board of directors on emerging issues relating to political and regulatory development at the federal and state levels, and the practical impact to us of such developments; and

•	assists in the preparation of our response to any unusual situation or crisis relating to a regulatory or political development.

Strategy Committee. The current members of our strategy committee are Ms. Brimmer and Messrs. Goldberg and Livingston.

Mr. Goldberg is the chairperson of the strategy committee. The strategy committee held four meetings during 2018.

Among other duties, our strategy committee:

•	reviews our long-range financial and strategic planning goals and objectives;

•	reviews the allocations of corporate resources recommended by management;

•	recommends acquisitions, divestitures investments, joint ventures and strategic transactions to the board of directors and to management; and

•	evaluates the execution, performance, financial results and integration of any completed strategic transactions.

Equity Incentive Committee. The members of our equity incentive committee are Messrs. Flanders and Goldberg. The equity incentive committee has the authority to grant equity-based awards within certain guidelines approved by the board of directors to employees and consultants who are not our executive officers or directors. Equity awards may be granted by the equity incentive committee in accordance with the terms and conditions of the committee’s charter and the Equity Award Policy (see description below) adopted by our board of directors. The equity incentive committee did not meet in 2018.

Non-Employee Director Compensation

Cash Compensation

For their service in 2018, our non-employee directors received cash compensation in accordance with the amounts set forth in the table below. More detail relating to the payments is set forth in the footnotes to the table under “2018 Director Compensation” below. Our non-employee directors receive no compensation on a per-meeting basis, but are entitled to reimbursement of business, travel and other related expenses incurred in connection with their attendance at board of directors and committee meetings.

Board of Directors Cash Compensation	Fees
Board Member Annual Retainer	$30,000
Chairperson of the Board Additional Annual Retainer	$35,000
Committee Chair Annual Retainers
Audit Committee	$25,000
Compensation Committee	$12,500
Nominating and Corporate Governance Committee	$7,500
Government and Regulatory Affairs Committee	$10,000
Strategy Committee	$10,000
Non-Chair Committee Member Annual Retainers
Audit Committee	$10,000
Compensation Committee	$5,000
Nominating and Corporate Governance Committee	$3,500
Government and Regulatory Affairs Committee	$5,000
Strategy Committee	$5,000

Equity Compensation

Pursuant to our 2014 Equity Incentive Plan, as amended, our board of directors approved a program of automatic equity award grants for non-employee directors on the terms specified below:

•	Initial Equity Grants. Each non-employee director who first becomes a member of our board of directors receives a one-time grant of restricted stock units (RSUs) with a value of $150,000, based on the 20-day trading volume-weighted average trading price of eHealth common stock prior to the date of grant. These initial equity award grants occur when the director takes office. A director who previously was employed by us is not eligible for this grant. The RSUs vest annually over four years from the date of grant, subject to the director’s continued service with us.

•

Annual Equity Grants. Each non-employee director continuing service on our board of directors also receives, on the date of each annual stockholders’ meeting, an annual grant of RSUs with a value of $150,000, based on the 20-day volume-weighted average trading price prior to the date of grant. The RSUs vest as to 100% of the shares subject to the grant on the day prior to our annual stockholder meeting, approximately one year following the grant date, subject to the director’s continued service with us. A new director will not receive the initial grant and an annual grant in the same calendar year. A non-employee director who was previously employed by us is eligible for these annual grants.

•	Equity awards granted to non-employee directors under the 2014 Equity Incentive Plan will become fully vested upon a change in control of eHealth.

Our compensation committee works with its compensation consultant to review director compensation at peer companies, and our board of directors takes this information into account in setting the levels of director compensation.

Stock Ownership Guidelines

Our board of directors has approved stock ownership guidelines for our non-employee directors. Pursuant to the guidelines, each non-employee director on June 30, 2011 is expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) $180,000 in value or (ii) 13,709 shares, and to maintain this minimum amount of stock ownership during the director’s tenure on the board of directors.

Under the guidelines, each non-employee director who joins the board after June 30, 2011 is expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) a value equal to six times their annual retainer for service on the board of directors (not including retainers for serving as members or as chairs of committees of the board of directors), or (ii) the number of shares determined by dividing the dollar amount determined in clause (i) by the 20-day volume-weighted average trading price of our common stock prior to the date upon which they joined the board of directors. Non-employee directors are expected to maintain this minimum amount of stock ownership during the director’s tenure on the board of directors. New non-employee directors are expected to achieve the applicable level of ownership by June 30 following their fourth anniversary of joining the board of directors.

The following equity holdings qualify towards satisfaction of the stock ownership guidelines: (i) shares directly owned by the non-employee director or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the non-employee director or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which the non-employee director has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the company for which the non-employee director has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.

Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event the applicable guideline is not achieved with respect to any non-employee director by the applicable deadline, the non-employee director will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of the company’s stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. Under certain limited circumstances, the guidelines may be waived by our compensation committee at its discretion.

2018 Director Compensation

The following table summarizes compensation that our directors earned during 2018 for service on our board of directors and any applicable committee(s) thereof:

Name	Fees Earned in Cash	Stock Awards(1)	Total
Andrea C. Brimmer(2)	$—	$147,754	$147,754
Scott N. Flanders(3)	$—	$—	$—
Michael D. Goldberg(4)	$62,500	$165,428	$227,928
Randall S. Livingston(5)	$63,500	$165,428	$228,928
Jack L. Oliver, III(6)	$52,500	$165,428	$217,928
Ellen O. Tauscher(7)	$80,000	$165,428	$245,428

(1)

Amounts shown do not reflect compensation actually received. Amounts shown reflect the grant date fair value of the restricted stock units granted in 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Ms. Brimmer joined the board of directors on December 21, 2018, and therefore did not receive any compensation for 2018 other than her initial equity grant.
(3)

Mr. Flanders does not receive any compensation for his services as a member of our board of directors. Mr. Flanders’ compensation for his services as our chief executive officer is disclosed in Executive Compensation, Say-On-Pay, Independence of Advisors—Compensation Discussion and Analysis and 2018 Summary Compensation Table.

(4)

Mr. Goldberg earned a $30,000 annual retainer as a non-employee member of the board of directors, $10,000 for his position as a member of the audit committee, $12,500 for his position as chairperson of the compensation committee and $10,000 for his position as chairperson of the strategy committee.

(5)

Mr. Livingston earned a $30,000 annual retainer as a non-employee member of the board of directors, $25,000 for his position as chairperson of the audit committee, $3,500 for his position as a member of the nominating and corporate governance committee and $5,000 for his position as a member of the strategy committee.

(6)

Mr. Oliver earned a $30,000 annual retainer as a non-employee member of the board of directors, $7,500 for his position as chairperson of the nominating and corporate governance committee, $10,000 for his position as chairperson of the government and regulatory affairs committee and $5,000 for his position as a member of the compensation committee.

(7)

Ms. Tauscher earned a $30,000 annual retainer as a non-employee member of the board of directors, $35,000 for her position as chairperson of the board of directors, $10,000 for her position as a member of the audit committee and $5,000 for her position as a member of the government and regulatory affairs committee.

All of our non-employee directors have received options to purchase shares of our common stock and/or restricted stock units under our 2005 Stock Plan, 2006 Equity Incentive Plan and/or 2014 Equity Incentive Plan in connection with their service as members of our board of directors. The table below summarizes the outstanding options and unvested restricted stock units held by our non-employee directors as of December 31, 2018. Certain of our directors have elected to defer settlement of vested restricted stock units pursuant to the terms of a deferral election. The vested restricted stock units are not included in the table below but are reflected in the table and related footnotes under “Security Ownership of Certain Beneficial Owners and Management.”

			Number of Securities Underlying Equity Awards
Director	Grant Date	Type of Award	Shares Granted	Shares Subject to Unexercised Options Outstanding and Unvested Restricted Stock Units as of December 31, 2018	Aggregate Stock Options Outstanding as of December 31, 2018	Aggregate Unvested Restricted Stock Units as of December 31, 2018	Option Exercise Price
Andrea C. Brimmer	12/21/2018	Restricted Stock Units(1)	4,067	4,067				—
						4,067
Michael D. Goldberg	6/9/2009 6/15/2010 6/12/2018	Stock Option(2) Stock Option(2) Restricted Stock Units(2)	3,250 7,500 7,262	2,337 7,500 7,262			$ $	17.76 12.20 —
					9,837	7,262

Randall S. Livingston	6/12/2018	Restricted Stock Units(2)	7,262	7,262				—

						7,262

Jack L. Oliver, III	6/12/2018	Restricted Stock Units(2)	7,262	7,262				—

						7,262

Ellen O. Tauscher	6/12/2018	Restricted Stock Units(2)	7,262	7,262				—

						7,262

(1)	Restricted stock units vest as to 25% of the shares subject to the grant on each anniversary of the grant date.
(2)	Options or restricted stock units vest as to 100% of the shares subject to the grant on the day prior to our annual stockholder meeting approximately one year following the grant date.

Executive Officers

The following table sets forth our current executive officers and their ages and the positions they held as of March 31, 2019.

Name	Age	Title
Scott N. Flanders	62	Chief Executive Officer and Director
David K. Francis	51	Chief Operating Officer
Timothy C. Hannan	41	Chief Marketing Officer
Robert S. Hurley	59	President, Carrier and Business Development
Ian J. Kalin	38	Chief Technology Officer
Derek N. Yung	46	Senior Vice President, Chief Financial Officer

Information pertaining to Mr. Flanders, who is both a director and an executive officer of the company, may be found in the section above entitled “Nominees for Class I Directors.”

David K. Francis. Chief Operating Officer. David Francis has served as our chief operating officer since January 2018. Mr. Francis previously served as our chief financial officer between July 2016 and June 2018 and as our chief operations officer from October 2016 to January 2018. Prior to joining us, Mr. Francis served as managing director, equity research at RBC Capital Markets from November 2013 to July 2016. From 2007 to October 2013, he served as managing partner of The JAAG Group/JAAG Research, healthcare and technology consulting and research firms founded by Mr. Francis. Previously, Mr. Francis was a managing director and co-head of Healthcare Equity Research at Jefferies & Co., a partner, equity research at JC Bradford & Co., a managing director, equity research at Volpe Brown Whelan, a managing director at Punk, Ziegel & Knoell and an investment banking analyst at Needham & Company. Mr. Francis holds a B.S. degree in economics with concentrations in finance and management from the Wharton School of the University of Pennsylvania.

Timothy C. Hannan. Chief Marketing Officer. Timothy Hannan has served as our chief marketing officer since June 2017. Prior to joining us, Mr. Hannan served as chief marketing officer of Ibotta, Inc., a mobile shopping application, from February 2016 to June 2017 and as chief marketing officer of Trip.com, an online travel website, from February 2015 to February 2016. From March 2010 to November 2014, Mr. Hannan held various senior management positions at Orbitz Worldwide, most recently as its vice president of eMarketing. Mr. Hannan also spent five years at Expedia, Inc. from 2006 to 2010, including serving as the director of accounts for Europe, the Middle East and Africa. Mr. Hannan holds a B.A. in quantitative economics and finance from Providence College and an MBA from London Business School.

Robert S. Hurley. President, Carrier and Business Development. Robert Hurley has served as our president, carrier and business development since January 2018. Previously, Mr. Hurley served as our president, Medicare products from October 2016 to January 2018 and executive vice president of sales and operations from November 2015 to October 2016. Prior to that, Mr. Hurley served as our senior vice president of sales and operations from March 2011 to November 2015, our senior vice president of carrier relations from May 2007 to March 2011 and our vice president of strategic initiatives from September 2003 to May 2007. From April 1999 to September 2003, Mr. Hurley was responsible for our customer care and enrollment functions. Prior to joining us, Mr. Hurley served as an associate vice president of sales and operations for the consumer business segment at Health Net, Inc., a managed healthcare company, and in various leadership roles at Foundation Health, a California health plan. Mr. Hurley holds a B.A. degree in law and society from the University of California, Santa Barbara.

Ian J. Kalin. Chief Technology Officer. Ian Kalin has served as our chief technology officer since March 2018. Mr. Kalin previously served as our chief data officer from February 2017 to March 2018. Prior to joining us, Mr. Kalin served as the chief data officer at the U.S. Department of Commerce from March 2015 to January 2017. At the Department of Commerce, Mr. Kalin oversaw data strategy and operations for various government organizations such as the U.S. Census Bureau, the National Weather Service and the Patent and Trademark Office. Previously, Mr. Kalin served as the director of open data for Socrata, a government technology firm, from August 2013 to February 2015. Prior to that, Mr. Kalin briefly worked for Google.org from June 2013 to July 2013, where he supported a special project on civic data. Before Google, Mr. Kalin was the presidential innovation fellow at the U.S. Department of Energy from June 2012 to May 2013. Earlier in his career, Mr. Kalin worked in the clean-tech sector and the U.S. Navy as a counter-terrorism officer and as a nuclear engineer. Mr. Kalin holds a B.S. in foreign service from Georgetown University and a masters in engineering management from Old Dominion University.

Derek N. Yung. Senior Vice President, Chief Financial Officer. Derek Yung has served as our senior vice president, chief financial officer since June 2018. Prior to joining us, Mr. Yung served as chief financial officer of Hotwire, Inc., a travel services company owned by Expedia, Inc., from January 2016 to May 2018. From August 2015 to January 2016, he served as chief financial officer of Ticketfly, Inc., a live-events ticketing company. Previously, Mr. Yung served as chief financial officer of Tria Beauty, Inc., a consumer skincare company, from January 2014 to March 2015 and as chief financial officer of Nextag, Inc., a comparison shopping and e-commerce services company, from January 2011 to January 2014. Mr. Yung holds a B.S. degree in computer science from Stanford University and an M.B.A from the Kellogg School of Management at Northwestern University.

Corporate Governance Matters

Code of Business Conduct

Our board of directors has adopted a code of business conduct, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Business Conduct is available in the “Investor Relations” section of our corporate website at www.ehealth.com.

Corporate Governance Guidelines

Our board of directors has adopted guidelines on significant corporate governance issues, or corporate governance guidelines, that address the role and composition of, and policies applicable to, the board of directors. The nominating and corporate governance committee annually reviews the guidelines and reports any recommendations regarding amendment thereof to our board of directors. Our corporate governance guidelines were last amended in March 2017 and are available in the “Investor Relations” section of our corporate website at www.ehealth.com.

Equity Award Policy

Our board of directors adopted an equity award policy in November 2006, which was amended and restated in March 2015. The policy provides that:

•	Our compensation committee may grant equity awards to our directors, officers, employees or consultants;

•

Our equity incentive committee may grant equity awards to our employees or consultants, subject to the limitations that (i) the recipient has not already received an equity award from us, (ii) the recipient is not an officer or director, and (iii) the equity incentive committee may not grant options to purchase shares of our common stock or stock appreciation rights for more than 50,000 shares per grantee, and may not grant restricted stock or restricted stock units for more than 20,000 shares per grantee, unless the compensation committee approves a revised limit;

•

Our compensation committee will approve grants of equity awards (i) to new hires or to recently promoted employees at the first compensation committee meeting on or after the employee’s first day of employment or the day of the employee’s promotion and (ii) to existing directors, officers, employees or consultants (other than recently promoted employees) at the first regularly scheduled compensation committee meeting in a calendar quarter;

•

For accounting, tax and securities law purposes, all awards are effective on the “date of grant,” which is the earliest day that is both (i) the third Tuesday of a month and (ii) at least the 10th business day after the date when the applicable committee approved the awards; provided, however, that the compensation committee shall have discretion to make grants that do not comply with this requirement solely with respect to grants of restricted shares and/or stock units intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, or “Section 162(m)” (during such period of time that the performance-based compensation requirements was previously available), as discussed in more detail below in “Executive Compensation, Say-On-Pay, Independence of Advisors—Regulatory Considerations”; and

•	The exercise price of all options and stock appreciation rights is required to be equal to or greater than the closing price of our common stock on the date of grant.

Insider Trading Compliance Program

Our board of directors adopted an insider trading compliance program in August 2006, which was last amended and restated in March 2019. The program prohibits trading of our securities based on material, nonpublic information regarding our company and applies to members of our and our subsidiaries’ boards of directors, employees and consultants, including our executive officers, and, in each case, members of their immediate families, other family members who live in their same household and any other family member whose securities transactions they direct (collectively, the “Insiders”). The Insiders are generally prohibited from, among other things, trading on material, nonpublic information, holding our securities in a margin account or pledging our securities as collateral for a loan, “tipping,” trading during our trading blackout periods, conducting short sales of our securities, trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities, placing open orders with brokers in violation of the program, and disclosing nonpublic information relating to our company and our subsidiaries on any forum.

Consideration of Director Nominees

Stockholder Recommendations and Nominations. The policy of our board of directors is to consider recommendations for director candidates from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Our board of directors has established the following procedures by which these stockholders may submit recommendations regarding director candidates:

•

To recommend a candidate for election to the board of directors, a stockholder meeting the criteria set forth above must notify the nominating and corporate governance committee by writing to our general counsel at the following address:

General Counsel (Director Recommendation)

eHealth, Inc.

2625 Augustine Drive, Second Floor

Santa Clara, CA 95054

•	The stockholder’s notice is required to set forth the following information:

•	the candidate’s name and home and business contact information;

•	detailed biographical data and relevant qualifications of the candidate;

•	a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership set forth below;

•	information regarding any relationship between the candidate and us;

•	the candidate’s written consent to be named in our proxy statement and proxy if selected, and to serve on our board of directors if elected;

•	evidence of the required ownership of common stock by the recommending stockholder; and

•	other information that the stockholder believes is relevant in considering the candidate.

A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of stockholders must meet applicable requirements, including the deadlines and other requirements set forth in our bylaws.

Director Qualifications. Our board of directors believes that it is necessary for each of our directors to possess many qualities, skills and attributes. The nominating and corporate governance committee is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and attributes required of members of our board of directors in the context of the current make-up of our board of directors. According to our corporate governance guidelines, the nominating and corporate governance committee will consider the following in connection with its evaluation of director candidates:

•	the current size, composition and organization of the board of directors and the needs of the board of directors and its committees;

•

such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments; and

•	such other factors as the nominating and corporate governance committee may consider appropriate.

The minimum qualifications and skills that each director should possess include (i) strong professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest and (iii) the ability to assist and make significant contributions to our success. As provided above, our corporate governance guidelines specify one of the considered factors as diversity of experience. Beyond this statement, our nominating and corporate governance committee does not have a formal policy with respect to diversity. The board of directors and nominating and corporate governance committee, however, believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the nominating and corporate governance committee seeks director candidates with a broad diversity of professions, skills and backgrounds.

The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weight or priority to any of these factors.

Identification and Evaluation of Nominees for Director. The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates for election to our board of directors and candidates for filling vacancies on our board of directors that may occur between annual meetings of our stockholders. The nominating and corporate governance committee may consider bona fide candidates from all relevant sources, including current board members, professional search firms and other persons. The nominating and corporate governance committee will also consider bona fide director candidates recommended by stockholders pursuant to the requirements set forth above. The nominating and corporate governance committee is responsible for evaluating director candidates in light of the board of directors membership criteria described above, based on all relevant information and materials available to the nominating and corporate governance committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Stockholder Communication with Directors

The board of directors believes that stockholders should have an opportunity to communicate with the board of directors. Any communication from a stockholder to the board of directors generally or to a particular director should be in writing and should be delivered to our general counsel at our principal executive offices. Each such communication should set forth (i) the name and address of the stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of our stock that are owned of record by the record holder and beneficially by such beneficial owner. Our general counsel will monitor these communications. The general counsel will, in consultation with appropriate directors as necessary, generally screen out communications from stockholders that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders or (iii) matters of a type that render them improper or irrelevant to the functioning of the board of directors and us. Summaries of appropriate communications will be provided to the board of directors at each regularly scheduled meeting of the board of directors. The board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, the general counsel may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or an individual director and may consult our independent advisors or management regarding the communication. The general counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.

The procedures described above do not apply to communications to non-employee directors from our officers or directors who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Attendance at Annual Meeting of Stockholders

The board of directors encourages directors to attend our annual meetings of stockholders. All of our then-current directors attended the annual meeting of stockholders held June 12, 2018.

Compensation Committee Interlocks and Insider Participation

The directors who were members of our compensation committee during 2018 were Michael D. Goldberg and Jack L. Oliver, III. None of the current or past members of our compensation committee has at any time been an officer or employee of ours while serving on the committee. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Board Leadership Structure

Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board in any way it deems best for the company at a given point in time. Our board of directors recognizes that no single leadership model is right for all companies at all times and periodically reviews its leadership structure as a result. The board of directors currently believes that our company is best served by separating the roles of the chairperson of the board of directors and chief executive officer. Ellen O. Tauscher, an independent director, is the chairperson of our board of directors. The chairperson of the board of directors has the following responsibilities:

•	develop the agendas for all meetings of the board of directors with the chief executive officer;

•	act as chairperson and preside over meetings of the board of directors and stockholders; and

•	call special meetings of the independent directors, develop agendas for such meetings and chair all meetings of independent directors.

Accordingly, the chairperson of our board of directors has the ability to shape the work of our board of directors. We believe the separation of the positions of the chairperson and chief executive officer can reinforce the independence of our board of directors in its oversight of our business affairs.

Risk Oversight

The board of directors takes an active role, as a whole and at the committee level, in overseeing management of the company’s risks. Our management keeps the board of directors apprised of significant risks facing the company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full board of directors and the strategy committee of the board of directors; regulatory risks are overseen by the government & regulatory affairs committee of the board of directors; financial and cybersecurity risks are overseen by the audit committee of the board of directors; risks relating to compensation plans and arrangements are overseen by the compensation committee of the board of directors; and risks associated with director independence and potential conflicts of interest are overseen by the nominating and corporate governance committee of the board of directors. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee. In addition, our chairperson of the board of directors promotes communication and consideration of matters presenting significant risks to us through her role in contributing to and drafting agendas for meetings of our board of directors, chairing meetings of the board of directors and acting as a conduit between our independent directors and our chief executive officer on sensitive issues.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2019, as to shares of common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees, (iii) each of our executive officers named under “Executive Compensation, Say-on-Pay, Independence of Advisors—2018 Summary Compensation Table” (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 22,618,483 shares of common stock outstanding at March 31, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that were currently exercisable or exercisable within 60 days after March 31, 2019, and shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned*
5% Stockholders
Entities affiliated with BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	2,565,558	11%
OrbiMed Capital, LLC (3) 601 Lexington Avenue, 54th Floor New York, NY 10022	1,100,000	5%
Redmile Group, LLC (4) One Letterman Drive, Bldg D, Ste. D3-300 San Francisco, CA 94129	1,091,395	5%
Entities affiliated with Deerfield Management, L.P. (5) 780 Third Avenue 37th Floor, New York, NY 10017	1,076,402	5%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	1,041,034	5%

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned*
Executive Officers and Directors
Scott N. Flanders(7)	691,681	3%
David K. Francis(8)	88,379	*
Timothy C. Hannan(9)	25,795	*
Robert S. Hurley(10)	91,516	*
Derek N. Yung	2,000	*
Andrea C. Brimmer	0
Michael D. Goldberg(11)	118,548	*
Randall S. Livingston(12)	57,442	*
Jack L. Oliver	31,375	*
Ellen O. Tauscher(13)	37,383	*
All executive officers and directors, as a group (11 persons)(14)	1,155,172	5%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o eHealth, Inc., 2625 Augustine Drive, Second Floor, Santa Clara, CA 95054.
(2)

According to a Schedule 13G filed on January 28, 2019 with the Securities and Exchange Commission, 2,565,558 shares of common stock are deemed to be beneficially owned by BlackRock, Inc. and certain of its subsidiaries including BlackRock Fund Advisors on behalf of various other persons known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock as of December 31, 2018. BlackRock Fund Advisors beneficially owns more than 5% of the total outstanding shares of our common stock. Other than BlackRock Fund Advisors, no one such person’s interest in our common stock is more than 5% of the total outstanding shares of our common stock.

(3)

According to a Schedule 13G filed on February 13, 2019 with the Securities and Exchange Commission, 1,100,000 shares of common stock are deemed to be beneficially owned by OrbiMed Capital LLC on behalf of various other persons known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock as of December 31, 2018. No one such person’s interest in our common stock is more than 5% of the total outstanding shares of our common stock.

(4)

According to a Schedule 13G filed on February 14, 2019 with the Securities and Exchange Commission, 1,091,395 shares of common stock are deemed to be beneficially owned by Redmile Group, LLC and Jeremy C. Green on behalf of various other persons known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock as of December 31, 2018. No one such person’s interest in our common stock is more than 5% of the total outstanding shares of our common stock.

(5)

According to a Schedule 13G filed on February 12, 2019 with the Securities and Exchange Commission, Deerfield Mgmt, L.P, Deerfield Management Company, L.P. and James E. Flynn may be deemed to beneficially own 1,076,402 shares of our common stock which are owned by Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. on behalf of various other persons known to have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities as of December 31, 2018. No one such person’s interest in our common stock is more than 5% of the total outstanding shares of our common stock.

(6)

According to a Schedule 13G filed on February 11, 2019 with the Securities and Exchange Commission, 1,041,034 shares of common stock are deemed to be beneficially owned by the Vanguard Group on behalf of various other persons known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock as of December 31, 2018. No one such person’s interest in our common stock is more than 5% of the total outstanding shares of our common stock.

(7)

Includes 287,139 shares of common stock issuable upon exercise of stock options, 157,808 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election and 3,000 shares held in accounts for Mr. Flanders’ grandchildren under the Uniform Transfers to Minor Act.

(8)	Includes 36,008 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.
(9)	Includes 14,687 shares of common stock issuable upon exercise of stock options and 3,750 shares of common stock issuable upon vesting of restricted stock units.
(10)

Includes 6,500 shares of common stock held of record by Robert and Jeanette Hurley, trustees to the Riach Hurley Family Trust. Also includes 3,750 shares of common stock issuable upon vesting of restricted stock units and 61,123 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.

(11)

Includes 44,419 shares of common stock held of record by Michael D. Goldberg Family Trust dated June 3, 2011. Also includes 7,500 shares of common stock issuable upon exercise of stock options and 26,955 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.

(12)	Includes 17,416 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.
(13)

Includes 8,315 shares of common stock issuable upon vesting of restricted stock units and 29,068 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.

(14)

Includes an aggregate of 314,669 shares of common stock issuable upon exercise of stock options, 19,315 shares of common stock issuable upon vesting of restricted stock units and 328,378 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, and any currently proposed transaction, to which we were or will be a participant, in which:

•	The amounts involved exceeded or will exceed $120,000; and

•	A director, executive officer, holder of more than 5% of our common stock or any member of any such person’s immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Board Compensation

We pay non-employee directors for service on our board of directors. Our non-employee directors also have received options to purchase shares of our common stock and restricted stock units covering shares of our common stock. For more information regarding these arrangements, see “Non-Employee Director Compensation” above.

Employment Agreements

We have entered into offer letters or employment related agreements with each of our executive officers. For more information regarding these arrangements, see “Executive Compensation, Say-on-Pay, Independence of Advisors— Employment Agreements, Separation Agreements and Change of Control Arrangements” below.

Indemnification Agreements and Limitation of Liability

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred or suffered in connection with their service to us or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her action in that capacity, regardless of whether Delaware law would otherwise permit indemnification. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their actions as directors.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Equity Award Grants

We have granted restricted stock units and options to purchase shares of our common stock to our directors and executive officers. See “Non-Employee Director Compensation,” “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements” and “Executive Compensation, Say-on-Pay, Independence of Advisors—2018 Outstanding Equity Awards at Fiscal Year-End, 2018 Option Exercises and Stock Vested at Fiscal Year-End.”

Policies and Procedures with Respect to Related-Party Transactions

The charter of our audit committee requires that members of the audit committee, all of whom are independent directors, review and oversee all related-party transactions in accordance with applicable rules and regulations. In addition, the audit committee is responsible for reviewing, approving and monitoring our code of business conduct. Our code of business conduct prohibits conflicts of interest as a matter of policy, except with the informed written consent of our board of directors or a committee of our board of directors in the case of a director or executive officer. There were no related-party transactions during 2018 that did not require review, approval or ratification pursuant to our policies and procedures, or for which such policies and procedures were not followed. Except for the compensation of directors and executive officers described earlier and as set forth above, none of our directors, executive officers or holders of more than 5% of our common stock was involved in any related-party transactions.

EXECUTIVE COMPENSATION, SAY-ON-PAY, INDEPENDENCE OF ADVISORS

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes our executive compensation program and philosophy and the material elements of compensation awarded to, earned by, or paid to our chief executive officer, chief financial officer and our other executive officers named in the Summary Compensation Table, or “Named Executive Officers,” for the year ended December 31, 2018. Our Named Executive Officers for 2018 were as follows:

•	Scott N. Flanders, Chief Executive Officer

•	Derek N. Yung, Senior Vice President, Chief Financial Officer

•	David K. Francis, Chief Operating Officer

•	Timothy J. Hannan, Chief Marketing Officer

•	Robert S. Hurley, President, Carrier and Business Development

Mr. Yung joined us as our senior vice president, chief financial officer in June 2018. Prior to that, Mr. Francis, our chief operating officer, served as our chief financial officer until June 2018. The compensation of these Named Executive Officers is presented in the compensation tables in this proxy statement and is discussed in this compensation discussion and analysis.

Our Business Environment and Certain Achievements

In 2018 our key objective was to re-accelerate growth of our Medicare business while preserving the more attractive cost structure for that business that we achieved in 2017, when our efforts to increase the effectiveness of our marketing and telesales organizations resulted in a reduction in variable marketing costs per submitted Medicare member but also led to a temporary slowdown in application growth. We accomplished our goal growing 2018 Medicare submitted applications by 39% — a significant acceleration compared to 10% in 2018 and our strongest Medicare submitted application growth rate in five years. At the same time, we continued to improve variable marketing costs per submitted Medicare member achieving a 12% reduction in this metric compared to 2017.

As a result of strong growth in new Medicare enrollments, our 2018 Medicare commission revenue grew 48% and the estimated number of Medicare members that we had at the end of 2018 grew 26% compared to 2017. In 2018 we also grew non-commission Medicare revenue by over 140% driven primarily by health insurance carrier advertising revenue. In 2018 we increased the percentage of applications for major medical Medicare products, including Medicare Advantage and Medicare Supplement plans, that were submitted online. This metric increased from 10% of total submitted applications in 2017 to 16% in 2018, a 64% increase, which allowed us to reduce agent costs per approved member and improve profitability. Segment profitability in our Medicare business increased 175% to $60.8 million. Our strong execution in our Medicare business continued the shift in our revenue composition towards our Medicare business. Our Medicare segment contributed 84% of total revenue compared to 74% in 2017.

2018 revenue in our Individual, Family and Small Business segment declined 15% representing a continuing decrease in new individual and family plan enrollments and related sales of ancillary products offset by growth in our small business and non-commission revenue. The segment continued to be profitable for the full year 2018. The individual and family health insurance market remained challenged in 2018 with high premiums and limited selection of plans in many geographies. In addition, starting January 1, 2019 the Affordable Care Act individual mandate penalty for not having the Affordable Care Act compliant coverage was eliminated, removing this financial incentive for individuals and families to enroll in any health insurance plan. As a result of these and other market factors and our decision to reduce individual and family health insurance-related marketing, our 2018 submitted applications for individual and family plan products declined 56% compared to 2017 with estimated membership as of year-end declining 32% compared to 2017 year-end.

In our small business health insurance business, our strategy remained to pursue growth by leveraging our technology platform and making select investments. The number of submitted small business group applications grew 35% in 2018 compared to 2017. Our estimated 2018 year-end small business health insurance plan membership grew 23% compared to 2017, and commission revenue for the full year 2018 grew 15% compared to 2017.

Our total revenue in 2018 grew 32%, a significant acceleration compared to 2017 driven primarily by the strong performance of our Medicare business. Our 2018 Adjusted EBITDA was $33.7 million, representing 610% growth compared to our Adjusted EBITDA in 2017 driven by increased revenue as well as more attractive acquisition costs per approved Medicare member. A reconciliation between Adjusted EBITDA and GAAP net income is included in Appendix A to this proxy statement. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our recently completed acquisition of GoMedigap, restructuring charges, amortization of intangible assets, change in fair value of earnout liability, other income (expense), net and provision (benefit) for income taxes to GAAP net income. Cash flow from operations was negative $3.2 million in 2018 compared to negative $15.5 million in 2017.

Executive Compensation Summary

Pay for Performance

The focus of our executive compensation program is to tie the pay of our Named Executive Officers to their performance and that of the company. Accordingly, while we pay competitive base salaries and other benefits, the majority of our Named Executive Officers’ compensation opportunity is tied to variable pay based on company performance.

During 2018, the compensation of our chief executive officer primarily consisted of base salary, an annual cash incentive award and a performance-based long-term equity incentive award. During 2018, the compensation of our Named Executive Officers other than our chief executive officer primarily consisted of base salary, an annual cash incentive award, and a mix of performance-based and service-based long-term equity incentive awards. The compensation of our Named Executive Officers is discussed in more detail below.

For 2018, our chief executive officer was eligible to earn up to approximately 82% of his total target direct compensation in the form of variable annual cash incentives and performance-based long-term equity incentives. For 2018, our other Named Executive Officers were eligible to earn up to approximately 78% (on average) of their total target direct compensation in the form of variable annual cash incentives and a mix of performance-based and service-based long-term equity incentives. The following charts illustrate the pay mix of our chief executive officer and the average pay mix of our other Named Executive Officers for target total direct compensation.

Chief Executive Officer 2018 Target Pay Mix	Other Named Executive Officers 2018 Target Pay Mix

As used in the above charts, total target direct compensation includes annualized base salary, variable annual cash incentives and performance-based and service-based long-term equity incentives. Base salary is calculated based on the annualized base salary as of December 31, 2018 and not actual salary earned. The variable annual cash incentives and long-term performance-based equity incentives are calculated assuming all cash bonuses were awarded, and performance-based equity incentives were earned, at 100% of their target levels. The long term equity incentives are calculated using the grant date fair value of the of the equity awards computed in accordance with FASB ASC Topic 718. Accordingly, the amounts do not reflect the actual amounts awarded to our chief executive officer and other Named Executive Officers.

Corporate Governance Best Practices

Our compensation committee, assisted by its independent compensation consultant, Radford, an Aon company (“Radford”), stays informed of developing executive compensation best practices. In this regard, our best practices include:

•

In 2018, tying 100% of the equity awards granted to the chief executive officer to achieving certain levels of stock price performance within the four years following the date of grant, subject to one additional year of time-based vesting upon achievement of the stock price threshold;

•

In 2018, tying approximately 79% of the equity awards granted to the chief operating officer and 50% of the equity awards granted to the other Named Executive Officers, to achieving certain levels of stock price performance within the four years following the date of grant, subject to one additional year of time-based vesting upon achievement of the stock price threshold;

•	Linking pay to performance by, for example, tying bonus payouts under the 2018 executive bonus program to our financial performance and each recipient’s individual performance;

•	Maintaining stock ownership guidelines for executive officers and non-employee directors;

•	Prohibiting all employees, including our Named Executive Officers, from hedging their company common stock pursuant to our insider trading policy;

•	Prohibiting all employees, including our Named Executive Officers from pledging company common stock as collateral for loans, pursuant to our insider trading policy;

•	Providing no golden parachute excise tax gross-ups;

•	Generally restricting our executive officers to be eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees;

•	Conducting an annual Say-on-Pay advisory vote as a means to receive feedback from stockholders on our executive compensation program; and

•	Engaging Radford to perform a risk analysis with respect to our compensation programs and policies, including for non-executive officers.

General Compensation Philosophy and Program Structure

General

We strive to balance our need to compete for executive talent with the need to maintain a reasonable and responsible cost structure for our program, and to align our executive officers’ interests with our stockholders’ interests. In general, the objectives of our executive compensation program are to:

•	attract, motivate and retain talented and dedicated executive officers;

•	directly link compensation to measurable corporate and individual performance;

•	focus executive officers on achieving near- and long-term corporate objectives and strategy; and

•	reward executives for creating stockholder value.

Executive officer compensation primarily has been composed of base salary, annual cash bonus awards and long-term equity incentive awards. We establish compensation based on the executive officer’s responsibilities, individual performance and company performance.

Role of the Compensation Committee

The compensation committee of our board of directors, composed entirely of non-employee independent members of our board of directors, oversees, among other things, the design and administration of our executive compensation program and our equity incentive plans (including reviewing and approving equity award grants). The compensation committee reviews and approves all compensation decisions relating to our executive officers on an annual basis. The compensation committee reviews the components of executive officer compensation for consistency with our compensation philosophy, and takes into account changes in compensation practices among our peer group companies. The compensation committee also reviews overall compensation risk. See “Committees of the Board of Directors—Compensation Committee” above for additional information about the compensation committee.

Role of Executive Officers

Our chief executive officer, chief financial officer and members of our human resources, finance and legal departments assist and support the compensation committee. Management does not determine executive officer compensation. However, management reviews our compensation philosophy with the compensation committee and develops compensation proposals for the compensation committee to consider. Management may provide various materials to the compensation committee, such as analyses of existing and proposed compensation programs and executive officer and other employee equity ownership information. Our chief executive officer and our chief people officer participated in meetings of our compensation committee, and our chief executive officer makes recommendations with respect to compensation proposals for executive officers other than himself.

Role of the Compensation Consulting Firm

The compensation committee has engaged Radford to provide compensation advisory services. Radford reports directly to the compensation committee for purposes of advising it on executive officer compensation, and meets with certain members of management in conducting its reviews of various aspects of executive officer compensation. In early 2018, Radford conducted analyses of our executive officers’ base salaries, annual cash bonus awards and long-term equity incentive awards against the compensation of executive officers in similar positions with companies considered to be our “peer companies.” Radford also reports on overall compensation risk, reviews equity plan usage and makes recommendations to the compensation committee on executive new hire packages. Radford attended compensation committee meetings, including executive sessions, to present its analyses and to discuss its findings with the compensation committee. The compensation committee reviewed Radford’s analyses in the context of making its decisions with respect to executive officers compensation for 2018.

Compensation Committee Adviser Independence

We, as a company, participate in Radford’s Global Technology Survey and Global Sales Survey in order to obtain market compensation information for executives and staff globally. Radford also assists us in valuing equity awards to ensure that such awards are properly expensed. The total dollar amount of services that Radford provided to us in 2018 that was paid in 2018 was approximately $217,775, of which $155,895 was paid as professional fees, $23,360 was paid as salary survey fees and $38,520 was paid in connection with valuation services related to employee stock options. The compensation committee has considered the independence of Radford pursuant to Nasdaq Global Market and Securities and Exchange Commission rules and has found no conflict of interest in Radford’s continuing to provide advice to the compensation committee.

The compensation committee is also regularly advised by the company’s outside legal counsel, Cooley LLP. The compensation committee has considered the independence of Cooley LLP pursuant to Nasdaq Global Market and Securities and Exchange Commission rules and has found no conflict of interest in Cooley’s continuing to provide advice to the compensation committee. The compensation committee intends to reassess the independence of its advisers at least annually.

Consideration of 2018 Advisory Say-On-Pay Vote; Frequency of Say on Pay Vote

On June 12, 2018, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “Say-On-Pay” vote. Our stockholders approved the compensation of our Named Executive Officers, with approximately 91% of stockholder votes that were cast being in favor of our 2018 Say-On-Pay resolution. Noting the results of this vote, for fiscal 2018, the compensation committee retained our general approach to our executive compensation program, with a continued emphasis on rewarding our executive officers through compensation if they deliver long-term value for our stockholders. The compensation committee considers input from our stockholders, as well as the outcome of our annual Say-on-Pay vote, when making executive compensation program decisions. On June 13, 2017, we also held an advisory vote as to how frequently we should hold a Say-On-Pay vote. Approximately 85% of the stockholder votes that were cast were in favor of holding the vote on an annual basis. As a result, we will hold an annual advisory stockholder vote to approve our Named Executive Officer compensation until we receive the results of our next Say-On-Pay frequency vote, which is scheduled to be held in 2023.

Competitive Positioning

For the 2018 executive compensation review Radford provided an analysis of our executive officer compensation against the compensation of executive officers in similar positions with a set of peer group companies (which changed from 2017 to 2018, as described below) and also with compensation data drawn from software/Internet companies with revenues from $100 million to $500 million included in the Radford Global Technology Survey. The survey data were used in addition to the peer group company data as they were believed to be reflective of companies that compete in our labor market and of companies with similar revenue levels. The peer group companies and the survey data were equally weighted by the compensation committee.

2018 Peer Group

The peer group developed by Radford, approved by our compensation committee and used in Radford’s analysis for 2018 compensation, was based on peer companies with revenues ranging from $100 million to $500 million and market capitalization ranging from $100 million to $2 billion. The companies that comprised the 2018 peer group consisted of the following:

Peer Group Companies
Angie’s List, Inc.	Liquidity Services, Inc.
Bazaarvoice, Inc.	LivePerson, Inc.
Benefitfocus, Inc.	Marchex, Inc.
Blucora, Inc.	Petmed Express, Inc.
BrightCove Inc.	QuinStreet, Inc.
Carbonite, Inc.	Quotient Technology, Inc.
Care.com, Inc.	TechTarget, Inc.
Chegg, Inc.	Travelzoo, Inc.
DHI Group, Inc.	TrueCar, Inc.
Ebix, Inc.	XO Group Inc.
Limelight Networks, Inc.

Blue Nile, Inc., Jive Software, Inc., RetailmeNot, Inc., and YuMe, Inc., companies included in the 2017 peer group, were removed from the 2018 peer group because they were acquired or merged with other companies.

Use of Market Data

For its 2018 compensation decisions, the compensation committee maintained a practical approach to attracting and retaining key executive talent in line with market data. The compensation committee’s goal is generally to set all elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element, but instead makes its compensation decisions based on a variety of relevant factors, including those listed below. While the compensation committee continues to review and reference market data, the data generally are used to inform the compensation committee of market practices to ensure that our executive compensation program remains within a competitive range of our peers. In addition to the market data, several other factors are taken into account in setting the amount of each Named Executive Officer’s target total direct compensation opportunity. These factors include:

•

Recruitment, retention and historical factors. The compensation committee reviews existing Named Executive Officer compensation and retention levels relative to estimated replacement cost with respect to the scope, responsibilities and skills required of the particular position.

•

Lack of directly comparable data for some of our key roles. Compensation data for some of our key positions are not explicitly reported by companies in our compensation peer group or survey data. This results in limited sample sizes and/or inconclusive data that can be misleading if targeting a specific percentile for market positioning.

•

Market positioning may be distorted by the source of the data. Certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the compensation committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at the company.

Compensation Elements

Base Salaries

The compensation committee’s objective is to provide the Named Executive Officers with competitive base salaries. We provide this compensation component in order to attract and retain an appropriate caliber of talent and experience for our workforce, and to reward them for their day-to-day contributions. Our compensation committee reviewed base salaries for our Named Executive Officers in the first quarter of 2018 using peer group and survey data supplied by Radford as a means to verify that we were providing base salaries that would help us accomplish our goals. The compensation committee also considered position-specific market data in setting the base salaries of all Named Executive Officers.

2018 Base Salaries

For 2018, following a review of market information, the compensation committee determined to keep our continuing Named Executive Officers’ base salaries the same as in 2017, as a means to contribute to cost savings and 2018 financial performance. Mr. Yung’s base salary was based on both a review of market data, as described above, and the negotiation of his new hire employment agreement.

Name/Title	2017 Base Salary	2018 Base Salary	Percentage Increase
Scott N. Flanders
Chief Executive Officer	$600,000	$600,000	0%
Derek N. Yung
Senior Vice President, Chief Financial Officer	N/A	$350,000	N/A
David K. Francis
Chief Operating Officer	$400,000	$400,000	0%
Timothy K. Hannan
Chief Marketing Officer	$300,000	$300,000	0%
Robert S. Hurley
President, Carrier and Business Development	$325,000	$325,000	0%

Annual Cash Bonus Awards

General

We provide the opportunity for our executive officers to earn an annual cash bonus award. We provide this opportunity in order to attract and retain employees with a high caliber of talent and experience for our key positions and to link payments to the achievement of our annual financial and/or operational objectives.

2018 Executive Bonus Program

On March 7, 2018, our compensation committee approved the executive bonus arrangement for the fiscal year ended December 31, 2018 (the “2018 Bonus Program”). The 2018 Bonus Program was established under the executive bonus plan for all Named Executive Officers (other than Mr. Flanders) and under the performance bonus plan for Mr. Flanders. The 2018 Bonus Program provided executives the opportunity to earn cash bonus awards based on achieving performance goals relating to company performance established by the compensation committee.

In the case of all Named Executive Officers other than Mr. Hurley, company performance under the 2018 Bonus Program was measured by the achievement of specific financial goals related to revenue and adjusted EBITDA. Adjusted EBITDA was calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our recently-completed acquisition of GoMedigap, restructuring charges, amortization of intangible assets, change in fair value of earnout liability, other income (expense), net and provision (benefit) for income taxes to GAAP net income. In the event that we met the revenue performance goal, the Named Executive Officers (other than Mr. Hurley) were eligible to receive 60% of their respective target payout. In the event that we met the adjusted EBITDA goal, the Named Executive Officers (other than Mr. Hurley) were eligible to receive 40% of their respective target payout. The Named Executive Officers (other than Mr. Hurley) would not receive any payout with respect to a goal that is achieved at less than 92% with respect to the revenue goal and 65% with respect to the adjusted EBITDA goal. The maximum payout the Named Executive Officers (other than Mr. Hurley) could receive under the 2018 Bonus Program was 150% of the participant’s target payout for achievement that exceeds 110% of the revenue goal and 150% of the adjusted EBITDA goal. In addition, the executive bonus plan permitted the compensation committee to increase, eliminate or reduce the actual award that otherwise would have been payable under the payout formula for all Named Executive Officers (other than Mr. Flanders) in its sole discretion. The performance bonus plan permitted the compensation committee to eliminate or reduce the actual award that otherwise would be payable under the payout formula to Mr. Flanders in its sole discretion but did not permit the compensation committee to increase the actual award above that otherwise would have been payable under the payout formula. The specific performance goals for the year ended December 31, 2018 approved by the compensation committee were as follows:

Metric	Target Goal
GAAP Annual Revenue	$222,413,000
Adjusted EBITDA	$24,373,000

The compensation committee established rigorous performance goals for the 2018 Bonus Program. The target revenue goal of $222 million represented growth of more than 29% over our 2017 revenue of $172 million. The target adjusted EBITDA goal of positive $24 million represented a meaningful improvement over our 2017 adjusted EBITDA of negative $15 million.

In the case of Mr. Hurley, 25% of his bonus achievement was based upon the same revenue and adjusted EBITDA goals that applied to the other Named Executive Officers. The remaining 75% of his bonus achievement was based on a combination of the number of sent applications and the average cost of acquisition relating to our health insurance carrier relations, value-based provider and business development efforts—areas that Mr. Hurley oversaw. The target goals covering sent applications represented an improvement of between 6% and 619% over the number of sent applications in the individual lines of business covered in Mr. Hurley’s goal when compared with actual 2017 performance in those same measures. The target goals covering average cost of acquisition represented up to a decrease of 46% in the average cost of acquisition in the individual lines of business covered in Mr. Hurley’s goal when compared with actual 2017 performance in those same measures. Mr. Hurley would not receive any payout with respect to a goal that is achieved at less than a certain percentage of the target goal (between 65% and 95%, depending on the goal). The maximum payout Mr. Hurley could receive was up to 150% of his target payout for over achievement of all of his respective target goals. As with the other Named Executive Officers, the compensation committee could increase, eliminate or reduce the actual award that otherwise would have been payable under the payout formula applicable to Mr. Hurley, in its sole discretion

The compensation committee believed the achievement of these target goals would both create stockholder value and require significant effort on the part of each Named Executive Officer, and it therefore approved cash bonus award opportunities based on achievement of these goals. The compensation committee approved target and maximum cash bonus award opportunities under the 2018 Bonus Program for our Named Executive Officers as follows:

Name/Title	Fiscal 2018 Cash Bonus Award Opportunity
	Target Payout		Maximum Payout
	Percent of Annual Base Salary	Amount	Percent of Annual Base Salary	Amount
Scott N. Flanders Chief Executive Officer	100%	$600,000	150%	$900,000
Derek N. Yung Senior Vice President, Chief Financial Officer	60%	$210,000	90%	$315,000
David K. Francis Chief Operating Officer	60%	$240,000	90%	$360,000
Timothy C. Hannan Chief Marketing Officer	60%	$180,000	90%	$270,000
Robert S. Hurley President, Carrier and Business Development	60%	$195,000	90%	$292,500

Despite setting rigorous performance goals for the 2018 Bonus Program, the compensation committee decided to maintain the same (on a percentage-of-base salary basis) 2018 cash bonus opportunities for each of the Named Executive Officers listed above as they had in the previous year. The compensation committee believed that the incentives provided a meaningful reward if the goals were achieved or exceeded and that no change was necessary to maintain competitiveness with market practices.

In March 2018, our compensation committee considered and determined the 2018 fiscal year performance of the company and each of the Named Executive Officers against the previously established performance goals. The 2018 revenue and adjusted EBITDA goals and the company’s 2018 achievement were as follows:

Metric	Target Goal	2018 Company Achievement	Achieved Payout Percentage Relative to Target
GAAP Annual Revenue	$222,413,000	$251,395,000	150%
Adjusted EBITDA	$24,373,000	$33,651,000	120%

In addition, with respect to Mr. Hurley, the compensation committee determined the 2018 carrier relations, value-based provider and business development performance of the company against his previously established performance goals. The carrier relations, value-based provider and business development achievement (constituting in the aggregate 75% of his total target bonus) were as follows:

Metric	Achieved Payout Percentage Relative to Target
Business Development Sent Applications	150%
Business Development Cost of Acquisition	140%
Carrier Relations Sent Applications	0%
Carrier Relations Cost of Acquisition	0%
Value Based Provider Sent Applications	0%
Value Based Provider Cost of Acquisition	0%

After applying the percentage weightings in accordance with the payout formula, the compensation committee determined that the Named Executive Officers (other than Mr. Hurley) had achieved a weighted overall payout percentage relative to target of 138.0%. The compensation committee also determined that Mr. Hurley achieved a weighted overall payout percentage relative to target of 70.8%. The compensation committee then concluded that bonus payments would be made under the 2018 Bonus Program to each of the participants in the 2018 Bonus Program, with adjustments made to reflect the compensation committee’s assessment of individual performance as set forth below. In particular, the Committee awarded Messrs. Francis and Hannan with payments that exceeded the amounts that would be due them under the payout formula in recognition of their outsized contributions to the company’s outstanding performance with respect to its revenue and Adjusted EBTIDA goals. The compensation committee approved the following payouts under the 2018 Bonus Program:

Name/Title	Payout Amount According to Payout Formula	Actual Payout Amount	Percentage of Actual Payout Relative to Payout According to Payout Formula
Scott N. Flanders Chief Executive Officer	$828,000	$828,000	100.0%
Derek N. Yung Senior Vice President, Chief Financial Officer	$289,800	$243,500	84.0%
David K. Francis Chief Operating Officer	$331,200	$395,000	119.3%
Timothy C. Hannan Chief Marketing Officer	$248,400	$352,000	141.7%
Robert S. Hurley President, Carrier and Business Development	$137,963	$137,963	100.0%

Equity Incentive Awards in General

Equity incentive awards are an important part of our overall compensation program as they reward and incentivize performance, assist in employee retention and help to align employee interests with the interests of our stockholders. The compensation committee reviews the equity holdings of our Named Executive Officers regularly, and grants equity awards to our Named Executive Officers informed in part by the market data provided by Radford, as discussed above. The terms of our 2018 awards are set forth below, and additional relevant provisions with respect to particular Named Executive Officers may be found in the “Employment Agreements, Severance Agreements and Change of Control Arrangements” section of this proxy statement.

In reviewing our equity award practices, we are committed to effectively rewarding, incentivizing and retaining our key employees with a competitive equity compensation program while maintaining acceptable levels of stockholder dilution. For this reason, we carefully manage both our gross burn rate and our net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the weighted average number of shares outstanding. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number shares outstanding. Although we are classified with insurance companies in proxy advisory firm burn rate comparisons across industry groups, our placement in that category simply is not realistic given that we are an ecommerce and technology company located in Silicon Valley and compete for employees with companies in the internet, software and services industries. As a result, our equity incentive award grants are generally greater than those companies in the insurance company category and are more aligned with internet and software and services companies.

2018 Executive Equity Compensation

In March 2018, our compensation committee approved equity incentive awards for our Named Executive Officers (other than Mr. Yung whose grants, which are described below, were approved by our compensation committee in connection with his commencement of employment in June 2018) in the form of performance-based and/or service-based restricted stock units. In June 2018, our compensation committee approved equity incentive awards for Mr. Yung in connection with his commencement of employment in the form of performance-based and service-based restricted stock units and stock options. The sizes of the awards were set to deliver competitive value while also maintaining an appropriate burn rate for the year. The compensation committee determined the number of shares subject to the awards granted to our Named Executive Officers after assessing market data provided by Radford. In balancing these objectives, the Named Executive Officers (other than Mr. Yung) were generally granted equity awards that approximated, in the aggregate, the 50th percentile of the Company’s peer group.

The vast majority of the value of equity awards granted to our Named Executive Officers was tied to achieving performance goals, while a small portion were subject to time-based vesting. Of the awards granted in 2018, none of the equity awards granted to our chief executive officer, 21% of the equity awards granted to our chief operating officer and 50% of the equity awards granted to the other Named Executive Officers were scheduled to vest based on continuous service over a four-year period, with the goal of providing an incentive to executives to continue employment with us.

Of the awards granted in 2018, 100% of the equity awards granted to our chief executive officer, 79% of the equity awards granted to our chief operating officer and 50% of the equity awards granted to the other Named Executive Officers were performance-based restricted stock units tied to achieving performance goals. The performance-based restricted stock units are tied to achieving certain levels of stock price performance over the four–year period following the grant date. The goal of these performance awards is to align the interests of our Named Executive Officers with those of our stockholders and to incentivize them to increase the value of the business in a manner that would drive an increase in our stock price. The Named Executive Officers (other than Mr. Yung) became eligible to vest in the performance-based restricted stock units if in any 30 calendar-day period our average closing stock price traded at the following price thresholds (as discussed below, our stock price was trading at approximately $16.11 per share when these awards were approved):

Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase in Stock Price from Award Approval Date to Achieve Price Threshold
$19.25	25%	19%
$21.40	25%	33%
$23.25	25%	44%
$25.65	25%	59%

Upon achievement of one or more of the price thresholds, the percentage that became eligible to vest would vest on the one-year anniversary of achieving the applicable price threshold, subject to the executive’s continuing to provide services to us through the vesting date (or, if earlier, upon a termination of employment by us without cause).

The performance-based restricted stock units granted in 2018 contained stringent vesting criteria upon a change in control. Upon a change in control (as defined in our 2014 Equity Incentive Plan), only those performance-based restricted stock units that would become eligible to vest based on the change in control price (treating that price as if it were the 30-day average stock price) will remain eligible to vest, subject to the one-year period described in the prior paragraph, and the rest of the shares subject to the award would be forfeited.

The performance-based restricted stock unit awards granted to our chief executive officer and other Named Executive Officers were approved when our stock price was trading at $16.11 per share, so the stock price would have had to increase significantly (with a range of increase of 19% to 59%) from the stock price on the approval date in order for the Named Executive Officer to be eligible to vest in the shares subject to the performance-based restricted stock unit award. The compensation committee believes that tying the performance-based restricted stock unit awards to achievement of our stock price targets motivates our executives to take actions and pursue opportunities that will enhance the long-term value of our stock and benefit our stockholders. The compensation committee determined that granting at least 50% of the equity awards to the Named Executive Officers as performance-based equity awards aligned with market practices and with peer data provided by Radford.

The number of shares of our common stock granted to our Named Executive Officers (other than Mr. Yung) under restricted stock unit awards approved by the compensation committee during 2018 is summarized as follows:

Name	Number of Shares Subject to Restricted Stock Units with Time-Based Vesting	Target Number of Shares Subject to Restricted Stock Units with Stock Price-Based Vesting	Maximum Number of Shares Subject to Restricted Stock Units with Stock Price -Based Vesting
Scott N. Flanders	0	167,500	167,500
David K. Francis	15,000	55,000	55,000
Timothy C. Hannan	15,000	15,000	15,000
Robert S. Hurley	15,000	15,000	15,000

In addition, in connection with the commencement of his employment, Mr. Yung, our senior vice president, chief financial officer, was granted the following awards:

•	25,000 restricted stock units with the same time-based vesting schedule set forth above for other Named Executive Officers;

•	25,000 restricted stock units with the stock-price-based vesting schedule set forth above, except with higher stock price targets, as set forth below;

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42,500 stock options with an exercise price equal to the fair market value of our common stock on the date of grant and which vest at the rate of 25% one year after the vesting commencement date of June 4, 2018 and 1/48th each month thereafter; and

•

42,500 stock options with an exercise price equal to the fair market value of our common stock on the date of grant and which vest based on the same stock-price-based vesting schedule set forth above, except with higher stock price targets, as set forth below.

The stock price thresholds for the performance-based restricted stock unit and option grants to Mr. Yung are as follows:

Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase in Stock Price from Award Approval Date to Achieve Price Threshold
$24.85	25%	11%
$27.55	25%	23%
$30.00	25%	34%
$33.00	25%	47%

The performance-based restricted stock unit and stock option awards granted to Mr. Yung were approved when our stock was trading at $22.45 per share, so the stock price would have had to increase significantly (with a range of increase of 11% to 47%) from the stock price on the approval date in order for Mr. Yung to be eligible to vest in the shares subject to the performance-based restricted stock unit and stock option awards. These stock price targets are aggressive targets designed to align Mr. Yung’s compensation with the creation of significant stockholder value. The compensation committee determined that granting at least 50% of the equity awards to Mr. Yung as performance-based equity awards aligned with market practices and peer data provided by Radford.

In 2018, our stock price appreciated 121% from $17.37 on December 31, 2017 to $38.42 on December 31, 2018. As a result, all the stock price thresholds previously established by the compensation committee were met and all outstanding shares subject to performance-based restricted stock units or performance-based stock options became eligible for one-year time-based vesting.

Change in Control and Termination Arrangements

We have entered into employment and severance agreements, providing for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control, with our Named Executive Officers. At the direction of the compensation committee, Radford conducted a study of change of control severance market practices. Informed by this data, the compensation committee designed agreements considering market norms. The severance arrangements with our Named Executive Officers are more fully described under the section entitled “Employment Agreements, Severance Agreements and Change of Control Arrangements.”

Other Compensation; Perquisites

We provide the opportunity for our executive officers and other employees to receive general health and welfare benefits. We also maintain a retirement and deferred savings plan available to all U.S. employees, which is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan allows each participant to contribute up to 100% of their pre-tax compensation, up to a statutory limit, which was $18,500 (or $24,500 for employees over 50 years of age)] in calendar year 2018. Under the plan, each participant is fully vested in his or her own contributions. We match 100% of each participant’s contribution each pay period, up to a maximum of 3% of the employee’s base salary during that period. Our matching contributions vest one-third for each of the first three years of service from the date of hire. The plan also permits us to make discretionary profit-sharing contributions, but we have not made such contributions to date.

We generally restrict our executive officers so that they are eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees. However, in connection with Mr. Flanders’ hiring as chief executive officer and Mr. Francis’ hiring as chief financial officer (and eventually chief operating officer) in 2016 and Mr. Hannan’s hiring as chief marketing officer in 2017, we provided certain relocation and travel payments as set forth in the Summary Compensation Table under the column, “All Other Compensation.”

Stock Ownership Guidelines

Our compensation committee has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.

Pursuant to the guidelines, our chief executive officer is expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to three times his initial annual base salary or (ii) the number of shares determined by multiplying his initial annual base salary as chief executive officer by three and dividing the resulting product by the closing sales price of our common stock on the date upon which the individual became chief executive officer and to maintain this minimum amount of stock ownership throughout his employment. Our chief executive officer is expected to achieve the applicable level of ownership within five years of his becoming chief executive officer.

Under the guidelines, our executive officers who are presidents, executive vice presidents or our chief operating officer are expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to two times their initial annual base salary or (ii) the number of shares determined by multiplying their initial annual base salary by two and dividing the resulting product by the closing sales price of our common stock on the date upon which they first became president, executive vice president or chief operating officer, and to maintain this minimum amount of stock ownership throughout their employment. The presidents, executive vice presidents and chief operating officer are expected to achieve the applicable level of ownership within five years of their becoming a president, an executive vice president or chief operating officer, respectively.

In addition, under the guidelines, our other executive officers are expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to their initial annual base salary or (ii) the number of shares determined by dividing their initial annual base salary by the closing sales price of our common stock on the date upon which they first became an executive officer and to maintain this minimum amount of stock ownership throughout their employment. These other executive officers are expected to achieve the applicable level of ownership within five years of their becoming executive officers.

The following equity holdings qualify towards satisfaction of the stock ownership guidelines: (i) shares directly owned by the executive officer or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the executive officer or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which an executive officer has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the company and for which an executive has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money. In the event the applicable guideline is not achieved with respect to any executive officer by the applicable deadline, the executive officer will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be temporarily suspended by our compensation committee at its discretion.

As of the date of this proxy, all executive officers are in compliance with the ownership guidelines.

Insider Trading Compliance Program

Our employees, including our Named Executive Officers, are prohibited from trading our securities in violation of our insider trading compliance program, including activities such as trading on material, nonpublic information, pledging of our securities as collateral for a loan and trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities. For more information about our insider trading compliance program, see “Directors, Executive Officers and Corporate Governance—Corporate Governance Matters—Insider Trading Compliance Program.”

Regulatory Considerations

Section 162(m) places a limit of $1,000,000 on the amount deductible by a company in any one year with respect to compensation paid to certain of its officers, called covered employees. Compensation that qualifies as “performance-based compensation” under Section 162(m) has generally been exempt from this limitation. However, in connection with the U.S. Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Due to ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, it is currently uncertain which items of compensation will and will not satisfy the exemption from Section 162(m). The Company will continue to review related guidance from the Internal Revenue Service as it becomes available. To maintain flexibility in compensating our executive officers in a manner that promotes varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Risk Assessment

Our compensation committee retained Radford, its independent compensation consultant, to evaluate the risk inherent in our executive and non-executive compensation programs. Accordingly, Radford evaluated our executive and non-executive compensation programs and provided a report to the compensation committee. The report concluded that, among other things:

•	Overall pay mix, among base salary, variable cash and long-term incentives, was aligned with the practices of our peers;

•	Incentive plans are well-aligned with compensation design principles that generally follow best practices;

•	Management incentives are capped and require a threshold level of performance that help protect against overpayment in a challenging business environment;

•	Severance benefits are closely managed and are not excessive; and

•	Share retention guidelines established for executive officers and non-employee directors generally follow best practices.

Compensation Committee Report

The information contained in this report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

The compensation committee of the board of directors of the Company has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement for the 2019 Annual Meeting of Stockholders. Based on this review and discussion, the compensation committee recommended that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K and proxy statement for its 2019 Annual Meeting of Stockholders.

This report is submitted by the compensation committee.

Compensation Committee

Michael D. Goldberg
Jack L. Oliver, III

2018 Summary Compensation Table

The information below sets forth the “total compensation” earned by our Named Executive Officers for the years ended December 31, 2018, 2017 and 2016. The total compensation presented does not reflect the actual compensation received by our Named Executive Officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of time-based restricted stock units (the “RSUs”) and/or performance-based restricted stock units (the “PSUs”) granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options and/or performance-based stock options granted in that applicable year. These amounts were calculated, with respect to the PSUs and performance-based stock options, by assuming all performance criteria were met at 100% achievement. For more information, see the footnotes to the 2018 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)		Option Awards(2)(3)		Non-Equity Incentive Plan Compensation(4)	All Other Compensation		Total
Scott N. Flanders	2018	$600,000	$2,064,856	(5)	$—		$828,000	$5,500	(6)	$3,498,356
Chief Executive Officer	2017	$600,000	$1,531,500		$600,091		$—	$2,700		$2,734,291
	2016	$332,308	$3,404,000		$2,049,033		$350,000	$300,000		$6,435,341
Derek N. Yung Senior Vice President, Chief Financial Officer	2018	$188,462	$1,158,875	(7)	$1,089,113	(8)	$243,500	$269	(6)	$2,680,219
David K. Francis	2018	$400,000	$913,362	(9)	$—		$395,000	$18,054	(10)	$1,726,416
Chief Operating Officer	2017	$390,769	$565,400		$—		$243,840	$30,983		$1,230,992
	2016	$159,231	$1,542,375		$—		$108,000	$118,943		$1,928,549
Timothy C. Hannan	2018	$300,000	$420,262	(11)	$—		$352,000	$37,916	(12)	$1,110,178
Chief Marketing Officer	2017	$144,231	$347,625		$299,188		$91,440	$64,164		$946,648
Robert S. Hurley	2018	$325,000	$420,262	(11)	$—		$137,963	$5,250	(6)	$888,475
President, Carrier and Business Development	2017	$313,508	$312,900		$—		$211,770	$2,650		$840,828
	2016	$272,892	$455,800		$—		$—	$2,412		$731,104

(1)	Salary includes base salary including payment in respect of accrued paid-time-off and holidays.
(2)

Amounts were based on the grant date fair value computed in accordance with FASB ASC Topic 718. Our accounting policies regarding equity compensation and the assumptions used to calculate the value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

For more information regarding our Named Executive Officers’ long-term equity incentives granted in 2018, see “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements.”

(4)	Amounts are performance-based cash bonus awards earned and approved by the compensation committee for their respective fiscal years.
(5)	Amount represents the grant date fair value of 167,500 PSUs granted in 2018.
(6)	Amount represents 401(k) matching contributions.
(7)	Amount represents the grant date fair value of 25,000 PSUs and 25,000 RSUs granted in 2018.
(8)	Amount represents the grant date fair value of 42,500 performance-based stock options and 42,500 stock options granted in 2018.
(9)	Amount represents the grant date fair value of 55,000 PSUs and 15,000 RSUs granted in 2018.
(10)	Amount represents travel reimbursements as approved by the compensation committee.
(11)	Amount represents the grant date fair value of 15,000 PSUs and 15,000 RSUs granted in 2018.
(12)	Amount represents $32,416 in travel reimbursement as approved by the compensation committee. Amount also represents $5,500 in 401(k) matching contributions.

CEO Pay Ratio

We are required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer. During 2018, the principal executive officer of eHealth was our chief executive officer, Scott N. Flanders. For 2018, the combined annual total compensation for Mr. Flanders was $3,498,356, and for our median employee was $77,814, resulting in a pay ratio of approximately 45:1.

Consistent with the process we adopted to identify the median employee for 2017, for 2018 we identified the median employee by aggregating for each applicable employee (a) the annual base salary for salaried employees (or, for hourly employees, the hourly pay rate multiplied by the estimated 2018 work schedule) and (b) the target bonus for 2018, and ranking this compensation measure for our employees from lowest to highest. This calculation was performed for individuals employed by us on December 31, 2018, excluding our chief executive officer Scott N. Flanders, whether employed on a full-time, part-time or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on 2018 average exchange rates.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our internal records and the methodology described above. Because the Securities and Exchange Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2018 Grants of Plan-Based Awards

The following table provides information regarding the amount of cash bonus awards eligible to be earned in 2018 by each of the Named Executive Officers and equity awards granted in 2018 to each of the Named Executive Officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott N. Flanders	3/30/2018	3/7/2018				41,875	167,500	167,500				$2,064,856
	3/7/2018	3/7/2018		$600,000	$900,000

Derek N. Yung	7/17/2018	6/11/2018								42,500		$559,457
	7/17/2018	6/11/2018				10,625	42,500	42,500				$529,656
	7/17/2018	6/11/2018							25,000			$599,750
	7/17/2018	6/11/2018				6,250	25,000	25,000				$559,125
	6/11/2018	6/11/2018		$210,000	$315,000

David K. Francis	4/17/2018	3/7/2018							15,000			$235,350
	3/30/2018	3/7/2018				13,750	55,000	55,000				$678,013
	3/7/2018	3/7/2018		$240,000	$360,000

Timothy C. Hannan	4/17/2018	3/7/2018							15,000			$235,350
	3/30/2018	3/7/2018				3,750	15,000	15,000				$184,913
	3/7/2018	3/7/2018		$180,000	$270,000

Robert S. Hurley	4/17/2018	3/7/2018							15,000			$235,350
	3/30/2018	3/7/2018				3,750	15,000	15,000				$184,913
	3/7/2018	3/7/2018		$195,000	$292,500

(1)

Represents target and maximum cash bonus payouts under the 2018 executive bonus program as described in Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Annual Cash Bonus Awards. The actual bonus amounts paid to each Named Executive Officer are disclosed in the Summary Compensation Table set forth above.

(2)	Represents the performance-based restricted stock units and performance-based stock options granted in 2018.
(3)	Represents time-based restricted stock units granted in 2018.
(4)	Represents time-based stock options granted in 2018.
(5)

Amounts shown reflect the grant date fair value of restricted stock and option awards (both time-based and performance-based) granted in 2018, computed in accordance with FASB ASC Topic 718. Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

2018 Outstanding Equity Awards at Fiscal Year-End

Our stock options generally vest over a four-year term at the rate of 25% one year following the vesting commencement date and 1/48th of the shares per month thereafter. These options generally expire seven years after they are granted or earlier if the recipient’s employment or service terminates earlier. Our restricted stock units subject only to time-based vesting generally vest annually over four years in equal installments. Restricted stock units and stock options subject to performance-based vesting must meet additional preconditions to vesting and, once the total number of shares earned and eligible for vesting has been determined in accordance with the predetermined performance metrics, such eligible shares vest over one to three years from the vesting commencement date.

Except for the grant of a fully-vested restricted stock unit award in March 2017 to Mr. Flanders, which award was granted in lieu of a cash payment of Mr. Flanders’ 2016 bonus, all of the outstanding equity awards granted to date to our Named Executive Officers are subject to a minimum vesting period of one to three years if such award is based on the satisfaction of performance criteria or objectives and a minimum vesting period of four years if such award is based on the holder’s continued employment as an employee with the company. All of the stock options and restricted stock units granted to our Named Executive Officers are subject to a vesting schedule with a one-year initial vesting period.

The following table summarizes the number of equity securities underlying outstanding option awards and unvested restricted stock units for each Named Executive Officer as of December 31, 2018. Certain of our Named Executive Officers have elected to defer settlement of vested restricted stock units pursuant to the terms of a deferral election. Vested restricted stock units are not included in the table below. Vested restricted stock units are reflected in the table and related footnotes under “Security Ownership of Certain Beneficial Owners and Management,” “2018 Option Exercises and Stock Vested at Fiscal Year-End” and “2018 Non-Qualified Deferred Compensation Table.” See “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements—Equity Incentive Awards” for a description of equity awards granted in 2018.

					Option Awards			Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
			Vested (#)	Unexercisable (#)
Scott N. Flanders	6/9/2009	(2)	3,250			$17.76	6/9/2019
	6/15/2010	(2)	7,500			$12.20	6/15/2020
	6/3/2016	(3)	96,874	53,126		$13.58	6/3/2023
	6/3/2016	(4)	75,000	75,000		$13.58	6/3/2023
	3/31/2017	(5)	92,016			$12.04	3/31/2024
	6/3/2016	(4)						100,000	$3,842,000
	3/31/2017	(4)						31,250	$1,200,625
	3/30/2018	(4)						167,500	$6,435,350
	6/3/2016	(6)						50,000	$1,921,000
	4/18/2017	(7)						18,750	$720,375

Derek N. Yung	7/17/2018	(8)		42,500		$23.99	7/17/2025
	7/17/2018	(4)		42,500		$23.99	7/17/2025
	7/17/2018	(4)						25,000	$960,500
	7/17/2018	(9)						25,000	$960,500

David K. Francis	8/16/2016	(4)						18,750	$720,375
	3/31/2017	(4)						10,000	$384,200
	3/30/2018	(4)						55,000	$2,113,100
	8/16/2016	(10)						37,500	$1,440,750
	4/18/2017	(7)						11,250	$432,225
	4/17/2018	(11)						15,000	$576,300

Timothy C. Hannan	7/18/2017	(12)	5,624	9,376		$18.60	7/18/2024
	7/18/2017	(4)	7,500	7,500		$18.60	7/18/2024
	7/18/2017	(4)						5,000	$192,100
	3/30/2018	(4)						15,000	$576,300
	7/18/2017	(13)						7,500	$288,150
	4/17/2018	(11)						15,000	$576,300

Robert S. Hurley	3/31/2015	(4)						3,125	$120,063
	8/16/2016	(4)						5,000	$192,100
	3/31/2017	(4)						3,750	$144,075
	3/30/2018	(4)						15,000	$576,300
	4/21/2015	(14)						3,125	$120,063
	4/19/2016	(15)						2,500	$96,050
	8/16/2016	(16)						10,000	$384,200
	4/18/2017	(7)						11,250	$432,225
	4/17/2018	(11)						15,000	$576,300

(1)

The market value of the restricted stock unit awards that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock on December 31, 2018, which was $38.42.

(2)	The option vested as to 100% of the shares on the day prior to our annual stockholder meeting approximately one year following the grant date.
(3)	The option vests as to 25% of the shares one year after May 31, 2016 and 1/48th of the shares upon completion of each month of continuous service thereafter.
(4)

The number of shares shown is based upon achieving maximum stock price performance goals as of December 31, 2018. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the one-year anniversary of achieving the applicable stock price threshold, subject to the executive continuing to provide services to us through the vesting date. As of December 31, 2018 all stock price thresholds have been met and 100% of the shares have become eligible for time-based vesting.

(5)

The number of shares shown is based upon achieving target revenue and adjusted EBIDTA performance goals as of December 31, 2018. Shares covered by this option award will be eligible to vest to the extent Mr. Flanders would have earned a cash bonus under the 2017 executive bonus plan.

(6)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of May 31, 2016, subject to the executive officer’s continued service with us.
(7)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 31, 2017, subject to the executive officer’s continued service with us.
(8)	The option vests 25% of the shares one year after June 4, 2018 and 1/48th of the shares upon completion of each month of continuous service thereafter.
(9)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of June 4, 2018, subject to the executive officer’s continued service with us.
(10)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of July 11, 2016, subject to the executive officer’s continued service with us.
(11)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 30, 2018, subject to the executive officer’s continued service with us.
(12)	The option vests 25% of the shares one year after June 26, 2017 and 1/48th of the shares upon completion of each month of continuous service thereafter.
(13)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of June 26, 2017, subject to the executive officer’s continued service with us.
(14)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 18, 2015, subject to the executive officer’s continuous service thereafter.
(15)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 9, 2016, subject to the executive officer’s continuous service thereafter.
(16)	25% of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 31, 2017, subject to the executive officer’s continued service with us

2018 Option Exercises and Stock Vested at Fiscal Year-End

The following table presents certain information concerning the exercise of stock options by each of our Named Executive Officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Scott N. Flanders	—	—	225,000	(2)	$5,606,125
Derek N. Yung	—	—	—		—
David K. Francis	—	—	108,750	(3)	$2,659,563
Timothy C. Hannan	—	—	7,500		$197,975
Robert S. Hurley	—	—	48,750	(4)	$1,075,369

(1)	The value realized equals the fair market value of the company’s common stock on the date of vesting, multiplied by the number of shares of stock that have vested.
(2)	125,000 shares that vested in 2018 were deferred pursuant to the terms of a deferral election.
(3)	33,750 shares that vested in 2018 were deferred pursuant to the terms of a deferral election.
(4)	38,871 shares that vested in 2018 were deferred pursuant to the terms of a deferral election.

2018 Non-Qualified Deferred Compensation Table

We adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units. The following non-qualified deferred compensation table summarizes activities during 2018 and account balances relating to these deferred restricted stock units for our Named Executive Officers.

Name	Executive Contributions in 2018(1)	Company Contributions in 2018	Aggregate Earnings in 2018(2)	Aggregate Withdrawal/ Distributions in 2018	Aggregate Balance at 12/31/2018(3)
Scott N. Flanders	$3,298,250	—	$2,194,858	—	$6,062,983
David K. Francis	$732,011	—	$512,067	—	$1,244,078
Robert S. Hurley	$803,024	—	$874,236	—	$1,876,164

(1)

The reported dollar values are calculated by multiplying the number of deferred restricted stock units that vested in 2018 by the closing price of our common stock on the date the respective restricted stock units vested.

(2)

Reflects earnings on shares deferred upon the vesting of restricted stock units, which consisted solely of stock price appreciation of the Named Executive Officer’s deferred restricted stock units during 2018.

(3)

Amount represents the cumulative value of the Named Executive Officer’s deferral activities, including earnings and withdrawals thereon as of December 31, 2018. The reported dollar values are calculated by multiplying the number of deferred restricted stock units held by the Named Executive Officer as of December 31, 2018 by the closing price of our common stock on December 31, 2018.

Equity Benefit Plans

2014 Equity Incentive Plan—Please refer to Proposal 4 beginning on page 56 for a description of the material provisions of our 2014 Equity Incentive Plan.

2006 Equity Incentive Plan—We maintain the 2006 Equity Incentive Plan, under which we previously granted restricted stock and options to purchase shares of our common stock, including all stock options granted to our Named Executive Officers between October 2006 and June 2014. The 2006 Equity Incentive Plan was terminated with respect to the grant of additional awards upon the approval of the 2014 Equity Incentive Plan by our stockholders in June 2014, although we will continue to issue shares of common stock upon the exercise of stock options granted under this plan. In the event that we are party to a merger or consolidation, all outstanding awards granted under the 2006 Equity Incentive Plan will be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of the following: (i) continuation of outstanding awards, (ii) assumption of outstanding awards, (iii) substitution of outstanding awards, (iv) full exercisability of options followed by their cancellation, (v) cancellation of options with a payment to the optionee equal to the excess of the fair market value of the shares subject to the options less their exercise price or (vi) cancellation of restricted stock unites with a payment to the holder of the restricted stock units equal to the fair market value of the shares subject to the restricted stock units as of the closing date of the merger or consolidation.

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, we have adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units.

Employment Agreements, Separation Agreements and Change of Control Arrangements

We entered into an employment agreement with Mr. Flanders, our chief executive officer and director, in May 2016 (the “Flanders Employment Agreement”). Under the terms of the Flanders Employment Agreement, if Mr. Flanders’ employment is terminated by us “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Flanders Employment Agreement), and provided that any such termination occurs during the period beginning with the date that we enter into a binding definitive agreement that would result in a change of control (as such term is defined in the Flanders Employment Agreement) and ending on the date 12 months following the change of control (the “Change of Control Period”), Mr. Flanders will be entitled to the following severance payments and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twenty-four months of Mr. Flanders’ then-current annual base salary; (ii) a cash payment (less applicable withholding taxes) in an amount equal to his target cash incentive award for such year, prorated to the date of termination; (iii) company-paid group health, dental and vision benefits for Mr. Flanders and his covered dependents for up to eighteen months and (iv) 100% vesting of any unvested equity awards granted to Mr. Flanders, provided that the performance-based option and performance-based restricted stock unit awards granted to Mr. Flanders will accelerate vesting only to the extent that performance has been achieved as of the date of termination of employment.

If Mr. Flanders’ employment is terminated by us without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Flanders will be entitled to the following severance payments and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twenty-four months’ of his then-current annual base salary; (ii) a cash payment (less applicable withholding taxes) in an amount equal to his target cash incentive award for such year, prorated to the date of termination; (iii) company-paid group health, dental and vision benefits for Mr. Flanders and his covered dependents for up to eighteen months, and (iv) vesting of the performance-based stock option and performance-based restricted stock unit awards granted to Mr. Flanders in 2016, but only to the extent that performance has been achieved as of the date of termination of employment.

Assuming Mr. Flanders terminated his employment with us for good reason or we terminated Mr. Flanders’ employment without cause within a Change in Control Period on December 31, 2018, we would have been required to pay Mr. Flanders severance of an aggregate value of approximately $19,040,981, consisting of $1,800,000 in cash severance payments, an estimated amount of $28,194 for health insurance premiums and a value of $17,212,787 from the acceleration of unvested equity awards. The value from the acceleration of unvested equity awards is calculated by multiplying the number of unvested shares subject to outstanding restricted stock units awards by the closing market price on December 31, 2018, which was $38.42 (the “December 2018 Share Value”) and adding the value of accelerated unvested in-the-money options as of December 31, 2018, excluding shares subject to the performance-based stock option and performance-based restricted stock unit awards granted to Mr. Flanders that would not be eligible for accelerated vesting under the Flanders Employment Agreement. Assuming Mr. Flanders terminated his employment with us for good reason or we terminated Mr. Flanders’ employment without cause outside of the Change in Control Period on December 31, 2018, we would have been required to pay Mr. Flanders severance with an aggregate value of approximately $7,501,694, consisting of $1,800,000 in cash severance payments, an estimated amount of $28,194 for health insurance premiums and a value of $5,673,500 from the acceleration of Mr. Flanders’ performance-based stock option and performance-based restricted stock unit awards granted in 2016. The value from the acceleration of Mr. Flanders’ performance-based stock option and performance-based restricted stock unit awards granted in 2016 is calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock unit granted to Mr. Flanders in 2016 by the December 2018 Share Value and adding the value of accelerated unvested in-the-money performance-based stock options granted to Mr. Flanders in 2016 as of December 31, 2018, only to the extent that performance has been achieved as of December 31, 2018.

We entered into an employment agreement with Mr. Yung, our senior vice president, chief financial officer, in June 2018 (the “Yung Employment Agreement”). Under the terms of the Yung Employment Agreement, if

Mr. Yung’s employment is terminated by us “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Yung Employment Agreement), Mr. Yung will be entitled to the following severance payments and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twelve months of Mr. Yung’s then current annual base salary; (ii) company-paid group health, dental and vision benefits for Mr. Yung and his covered dependents for up to twelve months; (iii) vesting acceleration of the time-based restricted stock units and stock options granted to Mr. Yung in 2018 to the extent the award otherwise would have vested had he remained employed for an additional twelve months; and (iv) vesting acceleration of the performance-based restricted stock units and performance-based stock options granted to Mr. Yung in 2018 with respect to the portion of the award (if any) for which the applicable performance goals had been met as of the date of termination of employment.

Assuming Mr. Yung terminated his employment with us for good reason or we terminated Mr. Yung’s’ employment without cause on December 31, 2018, we would have been required to pay Mr. Yung severance with an aggregate value of approximately $2,567,066, consisting of $350,000 in cash severance payments, an estimated amount of $26,035 for health insurance premiums, a value of $757,031 from the acceleration of twelve months of his time-based restricted stock units and time-based stock options granted in 2018, calculated by multiplying the number of the accelerated unvested shares subject to the time-based restricted stock units by the December 2018 Share Value and adding the value of accelerated unvested in-the-money time-based options as of December 31, 2018, and a value of $1,434,000 from the acceleration of Mr. Yung’s’ performance-based restricted stock units and performance-based stock options granted in 2018, calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock units granted to Mr. Yung in 2018 by the December 2018 Share Value and adding the value of accelerated unvested in-the-money performance-based stock options granted to Mr. Yung in 2018 as of December 31, 2018, only to the extent that performance had been achieved as of December 31, 2018.

We entered into an employment agreement with Mr. Francis, our chief operating officer, in July 2016 (the “Francis Employment Agreement”). Under the terms of the Francis Employment Agreement, if Mr. Francis’ employment is terminated by us “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Francis Employment Agreement), Mr. Francis will be entitled to the following severance payments and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to three months of Mr. Francis’ then-current annual base salary; (ii) company-paid group health, dental and vision benefits for Mr. Francis and his covered dependents for up to three months; (iii) vesting acceleration of the time-based restricted stock units granted to Mr. Francis in 2016 to the extent the award otherwise would have vested had he remained employed for an additional twelve months; and (iv) vesting acceleration of the performance-based restricted stock units granted to Mr. Francis in 2016 with respect to the portion of the award (if any) for which the applicable performance goals had been met as of the date of termination of employment.

Assuming Mr. Francis terminated his employment with us for good reason or we terminated Mr. Francis’ employment without cause on December 31, 2018, we would have been required to pay Mr. Francis severance with an aggregate value of approximately $1,540,509, consisting of $100,000 in cash severance payments, an estimated amount of $6,509 for health insurance premiums, a value of $717,000 from the acceleration of twelve months of his time-based restricted stock units granted in 2016, calculated by multiplying the number of accelerated unvested shares subject to the time-based restricted stock units by the December 2018 Share Value and a value of $717,000 from the acceleration of Mr. Francis’ performance-based restricted stock units granted in 2016, calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock unit granted to Mr. Francis in 2016 by the December 2018 Share Value.

In addition to the Francis Employment Agreement, we granted performance-based restricted stock units to Mr. Francis which provide for full acceleration of the portion of the award (if any) for which the applicable performance goals had been met if Mr. Francis is terminated without cause (as such term is defined in the performance-based restricted stock unit) during the one-year period following a Change in Control (as defined in the 2014 Equity Incentive Plan). Assuming we terminated Mr. Francis employment without cause during the one-year period following a Change in Control on December 31, 2018, in addition to the amounts paid pursuant to the Francis Employment Agreement described above, the value from the acceleration of Mr. Francis’ performance-based restricted stock units (excluding the performance-based restricted stock unit granted in 2016 which are subject to acceleration pursuant to the Francis Employment Agreement discussed above) would have been $2,485,600 calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock unit granted to Mr. Francis in 2017 and 2018 by the December 2018 Share Value.

We entered into a severance letter agreement with Mr. Hurley (the “Hurley Severance Letter”). The Hurley Severance Letter provide that in the event of a termination of Mr. Hurley’s employment with us “without cause” (as such term is defined in the Hurley Severance Letter), Mr. Hurley will be entitled to the following severance payments and benefits (i) a cash payment (less applicable withholding taxes) in an amount equal to six months of his then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for Mr. Hurley and his covered dependents for up to six months.

Assuming Mr. Hurley terminated his employment with us without cause on December 31, 2018, we would have been required to pay Mr. Hurley severance payments totaling $172,076, consisting of $162,500 in cash severance payments and an estimated amount of $9,576 for health insurance premiums.

In addition to the Hurley Severance Letter, we granted performance-based restricted stock units to Mr. Hurley which provide for full acceleration of the portion of the award (if any) for which the applicable performance goals have been met if Mr. Hurley is terminated without cause (as such term is defined in the performance-based restricted stock units) during the one-year period following a Change in Control (as defined in the 2014 Equity Incentive Plan). Assuming we terminated Mr. Hurley’s employment without cause during the one-year period following a Change in Control on December 31, 2018, in addition to the amounts paid pursuant to the Hurley Severance Letter described above, the value from the acceleration of Mr. Hurley’s performance-based restricted units would have been $1,027,700, calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock unit granted to Mr. Hurley by the December 2018 Share Value.

We also granted performance-based stock options and performance-based restricted stock units to Mr. Hannan which provide for full acceleration of the portion of the award (if any) for which the applicable performance goals had been met if Mr. Hannan is terminated without cause (as such term is defined in the performance-based stock options and restricted stock units) during the one-year period following a Change in Control (as defined in the 2014 Equity Incentive Plan). The value from the acceleration of Mr. Hannan’s performance-based restricted stock units would have been $912,100 calculated by multiplying the number of earned-but-unvested shares subject to the performance-based restricted stock unit granted to Mr. Hannan by the December 2018 Share Value and adding the value of accelerated unvested in-the-money performance-based stock options as of December 31, 2018, only to the extent that performance had been achieved as of December 31, 2018.

The performance-based restricted stock unit and performance-based stock option awards granted to our Named Executive Officers provide that if a Change in Control (as defined in the 2014 Equity Incentive Plan) occurs during the performance period, a number of shares subject to such awards will become eligible to vest based on the price per share established in the Change in Control transaction. Such eligible shares will vest on the one-year anniversary of the Change in Control transaction based on the award holder’s continued service through such date.

Any severance payments to which one of our Named Executive Officers is entitled will be paid by us on such date as necessary to avoid the imposition of additional taxes under Internal Revenue Code Section 409A. We are not obligated to pay our Named Executive Officers a gross-up for taxation on their severance benefits. We have not entered into employment agreements with any of the Named Executive Officers that specify a fixed term of employment. The employment of each Named Executive Officer with us is “at will.”

Under our 2014 and 2006 Equity Incentive Plans, the board of directors or its compensation committee, as administrators of the 2014 and 2006 Equity Incentive Plans, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options and restricted stock units held by our Named Executive Officers and any other person in connection with a Change of Control (as defined in the 2014 and 2006 Equity Incentive Plans, respectively). In addition, outstanding equity awards granted to our non-employee directors become fully vested upon a Change of Control.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,874,691	$18.33	512,357	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,874,691	$18.33	512,357

(1)

Consists of the 2006 Equity Incentive Plan and the 2014 Equity Incentive Plan. Our board of directors determined not to grant any additional equity awards under the 2006 Equity Incentive Plan following the approval of the 2014 Equity Incentive Plan by our stockholders in June 2014.

(2)	A total of 4,500,000 shares of our common stock were initially authorized and reserved for issuance under the 2014 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

The audit committee of the board of directors is comprised of three directors, each of whom qualifies as “independent” under the rules of the Securities and Exchange Commission and the current listing requirements of the NASDAQ Global Market. The members of the audit committee during 2018 were Michael D. Goldberg, Randall S. Livingston and Ellen O. Tauscher. The audit committee acts pursuant to a written charter that was adopted by the board of directors in April 2006, as amended.

In performing its functions, the audit committee acts in an oversight capacity and relies on the work and assurances of (i) the company’s management, which has the primary responsibility for financial statements and reports and the company’s internal controls, and (ii) the company’s independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the company’s audited financial statements as of and for the fiscal year ended December 31, 2018 and the company’s internal control over financial reporting. The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard (AS) 1301 (previously AS No. 16) Communications with Audit Committees. In addition, the audit committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has discussed with the independent registered public accounting firm, Ernst & Young LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee

Randall S. Livingston

Michael D. Goldberg

Ellen O. Tauscher

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and other services rendered in 2017 and 2018 (in thousands):

	Fiscal Years Ended
	2017	2018
Audit fees(1)	$1,921	$2,895
Audit-related fees(2)	440	196
Tax fees(3)	—	—
All other fees(4)	2	2

	$2,3637	$3,093

(1)

Audit fees: These fees consist of professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting advice and consultations, as well as accounting advice and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.

(2)

Audit-related fees: These consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees: These fees consist of professional services rendered for tax planning.
(4)	All other fees: These fees consist of services not captured in the audit, audit-related or tax categories.

The audit committee considered whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit and permissible non-audit services were pre-approved by the audit committee in accordance with the pre-approval policy described above.

Required Vote and Board of Directors Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy or at any postponement or adjournment of the Annual Meeting. This ratification is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the audit committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of us and our stockholders.

The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to cast a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described below and elsewhere in this proxy statement.

The goal for our executive compensation program is to attract, motivate and retain talented and dedicated executive officers. We seek to accomplish this goal in a way that directly links compensation to measurable corporate and individual performance and focuses executive officers on achieving near and long-term corporate objectives and strategy. We believe that our executive compensation program satisfies this goal and rewards our executives for creating stockholder value.

The Compensation Discussion and Analysis, beginning on page 27 of this proxy statement, describes our executive compensation program and the decisions made by our compensation committee relating to 2018 in more detail. We urge our stockholders to read the Summary Compensation Table and other related compensation tables and narrative, beginning on page 43 of this proxy statement, which provides detailed information on the compensation of our Named Executive Officers.

We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables). We currently plan to hold a vote, on an advisory basis, annually and expect that the next such stockholder advisory vote will occur at the 2020 Annual Meeting of Stockholders.

As an advisory vote, this proposal is not binding upon us. However, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy or at any postponement or adjournment of the Annual Meeting.

The board of directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission rules.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO EHEALTH, INC.’S 2014 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to our 2014 Equity Incentive Plan (the “Equity Plan”) to increase the maximum number of shares that may be issued under the Equity Plan by 2,500,000 shares. If approved by stockholders, the amendment will increase the maximum number of shares that may be issued under the Equity Plan from 4,500,000 shares to 7,000,000 shares.

Our board of directors has determined that it is in the best interests of the Company to approve the amendment. If the stockholders do not approve the amendment, the current Equity Plan will remain in place. The Equity Plan is set to expire on June 12, 2024.

Reasons for Seeking Stockholder Approval

We believe the following are important considerations for stockholders in determining whether to approve the amendment to our Equity Plan:

•	Equity Awards are Essential to Talent Acquisition and Retention

We are an ecommerce company and must compete for talent against other internet and technology companies in California’s Silicon Valley. In order for us to attract and retain talent of the caliber we require, it is essential that we award equity compensation competitively as compared to these competitor companies. We could not be competitive as an employer if our equity award grants were limited to the relatively lower annual burn rates of insurance brokerages, which is the group from which proxy advisory firms generally draw in setting peer group for us and determining the number of shares they consider should be reserved for issuance under our equity award plans.

As explained elsewhere in this proxy statement, we have relied on the use of employee equity awards to attract, reward and motivate our executives and employees, and to tie their financial interests to those of our stockholders. Without approval of an addition to our share pool, we will not be able to continue to do so. Any resultant flight of our experienced talent could threaten our ability to meet our objectives in the future.

•	We are Committed to Sound Equity Grant Practices

Our Equity Plan contains provisions that protect the interests of stockholders and are generally accepted to be “best practices.” For example, our plan does not feature automatic share replenishment or an “evergreen” provision; it forbids the repricing of stock options and stock appreciation rights without stockholder approval; it does not allow liberal share counting or the “recycling” of shares; and it does not feature a liberal change-in-control definition. The Equity Plan is administered by our compensation committee, which consists solely of outside directors as defined in the Equity Plan.

•	We are Managing our Annual Burn Rate Despite Executive Turnover

Our burn rate was impacted by the turnover of our executive officers over the last few years. We hired our current chief executive officer, chief operating officer, chief marketing officer, chief technology officer, chief financial officer and chief human resources officer within the past four years. Despite the large number of equity awards needed to recruit this new executive talent, we have managed our overall burn rate to be consistent with those of our peer group discussed in the Compensation Discussion and Analysis section of this proxy statement and of internet companies generally. We do not expect future executive turnover rates, in the near-to-medium term, to be as high as these historical levels.

In 2014, our stockholders approved 4,500,000 shares to be issued under our Equity Plan and we indicated that those shares would last for a minimum of four years. We managed our share pool in accordance with that commitment. We are dedicated to effectively rewarding, incentivizing and retaining our employees with a competitive equity compensation program while appropriately managing stockholder dilution. We have generally granted equity awards to our Named Executive Officers that approximate, in the aggregate, the 50th percentile of our peer group.

•	Our Equity Program is Performance-Based and We have Used Equity In Lieu of Cash Compensation

The aim of our executive compensation program is to tie the pay of our Named Executive Officers to both their own and the company’s performance. In 2018, 100% of the equity awards granted to our chief executive officer, 79% of the equity awards granted to our chief operating officer and 50% of the equity awards granted to our other Named Executive Officers were performance-based. In each year since the adoption of the Equity Plan in 2014, we have granted no less than 50% of the equity awards to our Named Executive Officers in the form of performance-based awards. Our burn rate was impacted by the large percentage of equity awards granted as performance-based awards, as we would have granted fewer shares to deliver the same value to these executives if the awards had not been contingent on achieving performance thresholds. In addition, we granted equity awards in lieu of 2017 and 2016 cash bonuses to our chief executive officer, further aligning the interests of our chief executive officer with those of our stockholders.

•	We have Received Favorable Votes on our Say-on-Pay Proposals

Our focus on pay for performance has garnered favorable votes on our annual say-on-pay proposals. In 2018, 2017 and 2016, 91%, 98% and 85% of our stockholders, respectively, voted in favor of our say-on-pay proposal. Our record of stockholder approval of our say-on-pay proposals is indicative of the success of our equity compensation practices.

•	Our Stock Price has Appreciated 649% Over the Past Three Years

We believe the appreciation in our stock price over the last few years is evidence that our compensation strategy, including its equity compensation component, has been successful. Our stock price has increased from $8.85 as of April 15, 2016 to $66.33 as of April 15, 2019, the Record Date, an increase of 649%. Due to the increase in our stock price, we expect that our equity grants will generally be lower on average, in terms of the number of shares granted, in the future than in recent years, since fewer shares are required to deliver a grant of given value when the price of the underlying stock is higher.

Other Considerations Regarding Our Request for Additional Shares

Shares reserved for issuance. As of the Record Date, we had 556,698 shares available for grant under the Equity Plan. We are asking for approval of an additional 2,500,000 shares to be authorized for issuance under the Equity Plan. After considering our anticipated hiring and growth over the next few years and considering our historical forfeiture rates, we currently believe that the shares to be reserved under the Equity Plan may be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for at least the next two years. However, circumstances could alter this projection, such as a change in business conditions or our company strategy. In determining the number of shares we are asking stockholders to approve for use under the Equity Plan, we considered an estimate of our projected usage and our view of investor concerns about these types of proposals, including the following key plan metrics.

Overhang. On the Record Date, we had awards covering 2,638,512 shares outstanding and 22,646,434 shares of our common stock outstanding. Assuming stockholders had approved the amendment to our Equity Plan on that date, our overhang would have been 20%. For this purpose, we calculated overhang as (i) the number of awards outstanding under all of our equity incentive plans as of the Record Date, plus the number of shares that would be available for future awards if stockholders approve this proposal, divided by (ii) our fully diluted shares outstanding (including the outstanding and newly reserved shares in (i)) as of the Record Date.

Burn rate. Gross burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2018, 2017 and 2016, our gross burn rates were 6%, 6%, and 8%, respectively. We calculated our gross burn rate by dividing the number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding. Our net burn rates for 2018, 2017, and 2016 were 5%, 5%, and 7%, respectively. During these years, our burn rate was adversely impacted by the hiring of new executive officers to position the company for future growth. We expect that our equity usage in future years will be lower than in prior years given that our management team is substantially complete and that the considerable increase in our stock price during the past few years has increased the value of grants we will make in the future, although circumstances could alter this projection.

An additional consideration is that proxy advisory firms generally compare us against an insurance broker category of companies when evaluating our burn rate and determining an appropriate number of shares that they believe should be reserved under our equity incentive plans. We, however, are an ecommerce company that competes for talent with other internet and technology employers in California’s Silicon Valley. To remain competitive so that we can attract and retain excellent talent, it is essential that we award equity compensation at a level that allows us to compete with other Silicon Valley companies. Certain proxy advisory firms have acknowledged this distinction to some degree when evaluating the compensation we pay to our executives by using both the peer group that we identify in our proxy statement and their own list of comparator companies from the insurance broker category. The proxy advisory firms, however, have generally not used the same approach when evaluating our use of equity compensation under our equity incentive plan. We evaluate our burn rate in comparison with the burn rates of the peer group that we identify in this proxy statement, and our burn rate is in line with the burn rates of that peer group.

You can find additional information about our historical equity grants in note 5 to the financial statements included in our annual report on Form 10-K for the year ended December 31, 2018.

Description of the Equity Plan

The following paragraphs provide a summary of the principal features of the Equity Plan and its operation. The Equity Plan, as amended, is set forth in its entirety as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to the Equity Plan.

Eligibility. Employees, members of our board of directors who are not employees, and consultants are eligible to participate in the Equity Plan, provided a person will not be eligible to receive an award under the Equity Plan as a consultant if such an award would cause shares to be ineligible for registration under the Securities Act of 1933 on Form S-8. As of the Record Date, the Company had approximately 1,360 employees, five members of our board who are not employees and approximately 36 consultants. Not all of these persons has received or is expected to receive grants under the Equity Plan, however.

Purpose. The purpose of the Equity Plan is to promote our long-term success and create stockholder value by (i) encouraging our employees and other service providers to focus on our performance, (ii) encouraging the attraction and retention of employees and other service providers with exceptional qualifications and (iii) linking our employees and other service providers’ interests directly to stockholder interests through increased stock ownership. The Equity Plan seeks to achieve these purposes by providing for awards in the form of restricted shares, stock units, stock options or stock appreciation rights (each, an “Award”).

Shares Subject to Equity Plan. If stockholders approve the amendment to the Equity Plan, a total of 7,000,000 shares will be reserved for issuance under the Equity Plan. The shares may be authorized, but unissued, or reacquired shares of our common stock. Any shares subject to outstanding awards under the 2006 Plan that expire or are otherwise forfeited to or repurchased by the Company are not available for future grant under the Equity Plan.

Shares subject to Awards under the Equity Plan that expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. However, shares available under the Equity Plan will not be increased by shares withheld to satisfy tax withholding obligations or shares tendered or withheld in payment of the purchase price of an option. Shares available will be reduced by the gross, rather than the net, number of shares subject to a stock appreciation right exercise. The shares available will not be reduced by Awards settled in cash. Any dividend equivalents paid or credited under the Equity Plan shall, if paid in shares, reduce the number of shares issuable under the Equity Plan.

In the event of a stock split or similar recapitalization, appropriate adjustments will automatically be made to the Equity Plan share pool, outstanding awards, the annual limits applicable to Equity Plan awards, and the exercise price of options and stock appreciation rights.

Administration. The compensation committee of our board of directors administers the Equity Plan. The compensation committee has the complete discretion to make all decisions relating to the Equity Plan.

Types of Award. The Equity Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	restricted shares and restricted stock units of our common stock; and

•	stock appreciation rights and stock units.

Options and Stock Appreciation Rights. The exercise price for options granted under the Equity Plan may not be less than 100% of the fair market value of our common stock on the option grant date.

A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights granted under the Equity Plan shall be determined by the compensation committee, but shall not be less than 100% of the fair market value of the underlying common stock on the grant date. The settlement value of the stock appreciation right may be paid in cash or shares of common stock, as specified in the award agreement.

Options and stock appreciation rights vest at the times determined by the compensation committee and have a maximum term of seven years from the date of grant. No participant may receive options covering more than 500,000 shares in one Company fiscal year (increased to 1,000,000 shares in the first fiscal year of employment). Similarly, no participant may receive stock appreciation rights covering more than 500,000 shares in one Company fiscal year (increased to 1,000,000 shares in the first fiscal year of employment).

Restricted Shares and Stock Units. Restricted shares may be awarded under the Equity Plan in return for such legal consideration as the compensation committee determines. Restricted shares vest at the times determined by the compensation committee.

Stock units may also be awarded under the Equity Plan. Cash consideration may not be required of the award recipients, as determined by the compensation committee. Each award of stock units may or may not be subject to vesting and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee. Settlement of vested stock units may be made in the form of cash, shares of common stock or a combination of both. The compensation committee may award dividend equivalents in connection with the grant of stock units. These may be paid in cash or in shares of common stock, as specified by the compensation committee. Settlement of stock units may be deferred past the vesting date, as specified by the compensation committee. No participant may receive restricted shares that are subject to performance-based vesting covering more than 500,000 shares in one Company fiscal year. Similarly, no participant may receive stock units that are subject to performance-based vesting covering more than 500,000 shares in one Company fiscal year.

Change of Control. In the event of a Change of Control (as defined in the Equity Plan) of the Company, all Equity Plan awards shall be treated as determined by the compensation committee, which may provide for one or more of the following:

•	Automatic acceleration of vesting of an Award upon the Change of Control or upon certain terminations following a Change of Control;

•	The assumption or substitution of any outstanding awards by the surviving corporation or its parent;

•	Accelerated vesting of outstanding options and stock appreciation rights, followed by their cancellation;

•

The cancellation of any outstanding options and stock appreciation rights in exchange for a payment (in cash or stock) equal to the per share price received in the transaction less the exercise price (such payment may be subject to the vesting schedule of the cancelled option or SAR); and

•

The cancellation of any outstanding stock units in exchange for a payment (in cash or stock) equal to the value of the underlying shares if any, on the date of the merger or consolidation (such payment may be subject to the vesting schedule of the cancelled stock unit).

Amendment or Termination. Our board of directors may amend or terminate the Equity Plan at any time. If our board of directors amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The Equity Plan will continue in effect for ten years from the date of approval by stockholders on June 12, 2014, unless the board of directors decides to terminate the plan earlier.

Performance Goals. The compensation committee (in its discretion) may make performance goals applicable to a participant with respect to an Award, including but not limited to restricted stock and stock units.

Certain United States Federal Income Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Equity Plan. Tax consequences for any particular individual may be different.

The following discussion assumes that the fair market value of our common stock on the date of exercise is greater than the per share exercise price.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Restricted Stock Awards. Restricted stock received pursuant to awards, including performance-based awards, will generally be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder of restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the restricted stock lapse, the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and the Company will generally be entitled to a corresponding deduction. Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and the Company will generally be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize a capital gain or loss with respect to the shares when they are sold.

Restricted Stock Units. A participant who is granted a restricted stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of our common stock delivered to the participant in settlement of the restricted stock units. The Company will generally be entitled to a tax deduction in the year the restricted stock unit is settled in an amount equal to the compensation income recognized by the participant.

Section 409A. Section 409A of the Code contains certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and, as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Section 162(m).

As noted earlier in this proxy statement in the section entitled “Regulatory Considerations,” Section 162(m) places a limit of $1,000,000 on the amount of compensation deductible by a company in any one year with respect to compensation paid to certain of its officers, called covered employees. Compensation that qualifies as

“performance-based compensation” under Section 162(m) has generally been exempt from this limitation. However, in connection with the U.S. Tax Cuts and Jobs Act enacted to December 2017, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” was repealed, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. No new awards granted under the Equity Plan will qualify for the 162(m) exemption due to these changes in law.

Prior to the enactment of tax reform legislation, for the grant of awards under a plan to qualify under prior law as “performance-based compensation” under Section 162(m), among other things, the plan was required to (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to various types of awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established performance criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms were required to be approved by the stockholders. We are continuing to monitor guidance from the Internal Revenue Service, and for the moment are not changing any of the provisions of the original Equity Plan relating to Section 162(m) because it is currently unclear whether any such changes could affect the “grandfathered” status of past awards. Any description of provisions in the Equity Plan relating to Section 162(m), and the existence of those provisions in the attached Equity Plan, should not be taken to imply that the “performance-based compensation” exception remains available for future grants, as it is indeed unavailable.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT, EXERCISE AND/OR VESTING OF AWARDS UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director or consultant may receive under the Equity Plan is in the discretion of the compensation committee and therefore cannot be determined in advance. Additionally, under our current compensation program for non-employee members of our board of directors, each non-employee member of our board of directors continuing service on our board of directors receives, on the date of our annual stockholders’ meeting, an annual grant of restricted stock units with a value of $150,000, based on the 20-day volume-weighted average trading price of our common stock prior to the date of grant. The number of shares of our common stock subject to these restricted stock units is not determinable at this time given that it is based on the trading price of our common stock over the 20 days prior to the date of grant.

Our executive officers are eligible to receive awards under the Equity Plan and, accordingly, our executive officers have an interest in this proposal. The following table shows, for each of the Named Executive Officers and the various groups indicated, the number of stock options underlying shares of our common stock that have been granted (even if not currently outstanding) under the Equity Plan since its approval by the stockholders in 2014 and through March 31, 2019:

Name and Position	Number of Options Granted
Scott N. Flanders, Chief Executive Officer	435,850
Derek N. Yung, Senior Vice President, Chief Financial Officer	85,000
David K. Francis, Chief Operating Officer	—
Timothy C. Hannan, Chief Marketing Officer	30,000
Robert S. Hurley, President, Carrier and Business Development	—
All current executive officers, as a group	560,350
All current directors who are not executive officers, as a group (including two nominees for director who are already current directors)	—
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—
All employees who are not executive officers, as a group	552,150

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 2014 Equity Incentive Plan.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the 2014 Equity Incentive Plan.

THIRD PARTY COMPENSATION OF DIRECTORS

None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Rule 5250(b)(3) of The Nasdaq Global Select Market.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the NASDAQ Global Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, we believe that during the fiscal year ended December 31, 2018 all Reporting Persons complied with all applicable reporting requirements.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is December 31, 2019.

Our bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our secretary at our executive offices and otherwise complies with the provisions of our bylaws. To be timely, our bylaws provide that such stockholder’s notice must be received by our secretary at our principal executive offices no less than 90 days, nor more than 120 days, prior to the one-year anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. To be timely for our 2020 Annual Meeting of Stockholders, notice by the stockholder must be received by our secretary at our principal executive offices no earlier than February 12, 2020 and no later than March 13, 2020 (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the one-year anniversary date of the 2019 Annual Meeting of Stockholders, then notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made).

ANNUAL REPORT

We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on April 15, 2019, a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations, eHealth, Inc., 2625 Augustine Drive, Second Floor, Santa Clara, CA 95054.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote promptly by using the Internet or telephone, or, if you requested to receive printed proxy materials, by signing and mailing the proxy or voting instruction form.

By order of the Board of Directors.

Scott N. Flanders
Chief Executive Officer and Director

Santa Clara, California

April 29, 2019

Appendix A

EHEALTH, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Year Ended December 31,
	2018	2017	2016
GAAP net income	$241	$25,426	$304
Stock-based compensation expense	12,289	9,694	7,266
Depreciation and amortization	2,479	2,837	3,539
Acquisition costs	76	621	—
Restructuring charge	1,865	—	(297)
Amortization of intangible assets	2,091	1,040	1,040
Change in fair value of earnout liability	12,300	—	—
Other income, net	(755)	(1,182)	(1,149)
Provision (benefit) for income taxes	3,065	(33,696)	3,668

Adjusted EBITDA	$33,651	$4,740	$14,371

Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our recently completed acquisition of GoMedigap, restructuring charge, amortization of intangible assets, change in fair value of earnout liability, other income (expense), net and provision (benefit) for income taxes to GAAP net income.

We believe that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports. Management also believes that the items described above provides an additional measure of our operating results and facilitates comparisons of our core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing operations. We believe that these non-GAAP financial measures are useful to investors in their assessment of our operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of our business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP.

Appendix A - 1

Appendix B

EHEALTH, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Appendix B - i

Appendix B - ii

EHEALTH, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was established effective as of June 12, 2014, the date of its original approval by stockholders of the Company (the “Effective Date”), and was amended and restated as of ______, 2019. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on the Company’s performance, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Administrator. The Committee shall serve as Administrator of the Plan. The Committee shall consist of no less than two (2) Outside Directors who shall be appointed by the Board. The Committee shall be comprised solely of Outside Directors who are (a) “outside directors” under Section 162(m) of the Code, (b) “non-employee directors” under Rule 16b-3 of the Exchange Act, and (c) who meet any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded.

2.2 Administrator Responsibilities. The Administrator shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and the terms of the Awards, and (d) make all other decisions relating to the operation of the Plan. The Administrator may adopt such rules or guidelines as it deems appropriate to implement the Plan and amend any Award, subject to the consent of the holder of such Award to the extent required by applicable law. The Administrator’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Committee may delegate all or part of its authority and power under the Plan to a secondary committee of the Board or officers of the Company, that may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Notwithstanding the foregoing, with respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee many not delegate its authority with respect to such Awards if doing so would cause such Awards to fail to so qualify. Within the limitations of this Section  2.3, any reference in the Plan to the Administrator shall include such secondary committee.

2.4 No Repricing. The Administrator may not reduce the Exercise Price for an Option or SAR, other than pursuant to Article 11. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR, cash or other Award.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed

Appendix B - 1

7,000,000. The Company’s 2006 Equity Incentive Plan will be terminated on the Effective Date if this Plan is approved by Company stockholders at the Company’s 2014 Annual Meeting of Stockholders (but awards outstanding under the 2006 Incentive Plan shall continue in accordance with their respective terms and conditions). The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

3.2 Shares Returned to Reserve. If Restricted Shares or Common Shares issued upon the exercise of Options under the Plan are forfeited or repurchased, then such shares of Stock shall again become available for Awards under the Plan. If Stock Units, Options or SARs under the Plan are forfeited or terminate for any other reason before being exercised or settled, then the corresponding shares of Stock shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following Common Shares shall not again become available for Awards or increase the number of Common Shares available for grant under the Plan: (i) Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under the Plan, (ii) Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Stock repurchased by the Company with proceeds received from the exercise of an Option issued under the Plan, and (iv) Stock subject to a SAR issued under this Plan that are not issued in connection with the stock settlement of that SAR upon its exercise. To the extent an Award under the Plan is paid out in cash rather than Stock, such cash payment shall not reduce the number of Common Shares available for issuance under the Plan.

3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall, if paid in Common Shares, be applied against the number of Common Shares that may be issued under the Plan. Any dividend equivalents paid or credited under the Plan shall, if paid in cash, not be applied against the number of Common Shares that may be issued under the Plan.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 shares of Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 1,000,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

Appendix B - 2

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable and vested. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven (7) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of shares of Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Stock are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2 Surrender of Stock. With the Administrator’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Stock that are already owned by the Optionee. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.

6.3 Exercise/Sale. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Promissory Note. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5 Other Forms of Payment. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. AUTOMATIC AWARD GRANTS TO OUTSIDE DIRECTORS.

7.1 Initial Grants. Each Outside Director who first becomes a member of the Board shall receive a one-time grant covering such number and type or types of Awards, and with such terms and conditions, including vesting, as shall be determined from time to time by the Board or its Compensation Committee, in its discretion. Such Awards shall be granted on the date when such Outside Director first joins the Board. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders (or such other time as determined by the Board or its Committee), each Outside Director who will continue serving as a member of the Board thereafter shall receive an automatic grant covering such number and type or types of Awards, and with such terms and conditions, including vesting, as shall be determined from time to time by the Board or its Compensation Committee, in its discretion, except that such Awards shall not be granted in the calendar year in which the same Outside Director received the Award(s) described in Section 7.1. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

Appendix B - 3

7.3 Accelerated Exercisability. All Awards granted to an Outside Director under this Article 7 shall also become exercisable in full in the event that the Company is subject to a Change in Control before such Outside Director’s Service terminates. Acceleration of exercisability may also be required by Section 11.3.

7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earlier of (a) the date seven (7) years after the date of grant or (b) a date following the termination of such Outside Director’s Service, as described herein, or such earlier time as is specified by the Board or its Compensation Committee, in its discretion. If an Outside Director’s Service terminates for any reason except death or Total and Permanent Disability, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date three months after the Outside Director’s Service termination date. If an Outside Director dies before his or her Service terminates, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date 12 months after the date of death. If an Outside Director’s Service terminates because of the Outside Director’s Total and Permanent Disability, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date 12 months after the Outside Director’s Service termination date.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 500,000 shares of Stock, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,000,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of the SAR shall in no event exceed seven (7) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included with an ISO only at the time of grant but may be included with an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

8.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Stock, (b) cash or (c) a combination of shares of Stock and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of shares of Stock received upon exercise of SARs shall, in the aggregate, not exceed the

Appendix B - 4

amount by which the Fair Market Value (on the date of surrender) of the shares of Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

ARTICLE 9. RESTRICTED SHARES.

9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Restricted Shares.

9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Any vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. The Administrator shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Any additional Restricted Shares that represent share dividends shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. STOCK UNITS.

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Stock Units.

10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or

Appendix B - 5

a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. The Administrator shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one share of Stock while the Stock Unit is outstanding, which shall be subject to the terms of the Stock Unit Agreement. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Stock or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. ADJUSTMENTS, DISSOLUTION OR LIQUIDATION, REORGANIZATIONS.

11.1 Adjustments. In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend payable in Common Shares (other than regular, ongoing dividends) or other distribution (whether in the form of cash or Common Shares), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares, or other change in the corporate structure of the Company affecting the Common Shares such that an adjustment is determined by the Administrator (in its discretion) to be appropriate to prevent dilution or enlargement of benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

Appendix B - 6

(b) The limitations set forth in Sections 5.2, 8.2, 9.3 and 10.3;

(c) The number of shares of Stock covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR;

(e) The number of shares of Stock covered by an Option to be granted under Article 7; or

(f) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than shares of Stock in an amount that has a material effect on the price of shares of Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Change in Control. In the event of a Change in Control, all outstanding Awards shall be treated as the Administrator (in its discretion) determines, which need provide for treatment of all outstanding Awards (or a portion thereof) in an identical manner and may be effected without consent of a Participant. Such treatment shall provide for one or more of the following:

(a) The Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time the Award remains outstanding, to provide for automatic acceleration of vesting upon occurrence of a Change in Control, whether or not the Award is assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.

(b) The assumption of any outstanding Awards by the surviving, continuing, successor or purchasing entity or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for any outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of any outstanding Options and SARs and full vesting of the shares of Stock subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of any Options and SARs and full vesting of such shares of Stock may be contingent on the closing of the Change in Control. The Optionees shall be able to exercise such Options and SARs during a period preceding the closing date of the Change in Control. Any exercise of such Options and SARs during such period may be contingent on the closing of the Change in Control.

(e) The cancellation of any outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the shares of Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such shares of Stock are then vested) as of the closing date of such Change in Control over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such shares of Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such shares of Stock would have vested. If the Exercise Price of the shares of Stock subject to such Options and SARs exceeds the Fair Market Value of such shares of

Appendix B - 7

Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of any outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the shares of Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such Change in Control. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12. PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m).

12.1 General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Article 12.

12.2 Performance Goals. The granting and/or vesting of Awards of Restricted Stock or Stock Units or other incentives under the Plan may, in the discretion of the Administrator, be made subject to the achievement of one or more Performance Goals.

12.3 Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

12.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

Appendix B - 8

ARTICLE 13. LIMITATION ON RIGHTS.

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Stock covered by his or her Award prior to the time when a stock certificate for such shares of Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

13.4 Transferability of Awards. No Awards granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or beneficiary designations under procedures established by the Administrator. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit transfers of Awards for estate planning and charitable purposes in accordance with procedures it establishes.

ARTICLE 14. WITHHOLDING TAXES.

14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock or make any cash payment under the Plan until such obligations are satisfied.

14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such minimum required withholding obligations by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Stock that he or she previously acquired. Such shares of Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 15. FUTURE OF THE PLAN.

15.1 Term of the Plan. The Plan shall become effective on the Effective Date and shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the Effective Date.

15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

Appendix B - 9

15.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 16. DEFINITIONS.

(a) “Administrator” means the Board or any of its Committees that will be administering the Plan, in accordance with Article 2.

(b) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(d) “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. For purposes of this subsection (d), the acquisition of additional stock by any one person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change in Control.

A transaction shall not constitute a Change in Control (i) if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (ii) it does not qualify as a change of control event within the meaning of Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee appointed by the Board that consists of one or more Board members or other individuals satisfying all applicable laws. As of the Effective Date, and until otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

(h) “Common Share” means one share of common stock of the Company.

(i) “Company” means eHealth, Inc., a Delaware corporation.

Appendix B - 10

(j) “Consultant” means any consultant, advisor or other person who provides significant services to the Company, a Parent, a Subsidiary or an Affiliate, but who is not an Employee or an Outside Director. However, a person shall not be eligible to be granted an Award if inclusion of that person as a Consultant would cause the Awards and/or Shares available under the Plan to be ineligible for registration on a Form S-8 Registration Statement under the 1933 Act.

(k) “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price,” in the case of an Option, means the amount for which one share of Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Stock in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” means the market price of shares of Stock, determined by the Administrator in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(o) “ISO” means an incentive stock option described in section 422(b) of the Code.

(p) “NSO” means a stock option not described in sections 422 or 423 of the Code.

(q) “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Stock.

(r) “Optionee” means a person or estate who holds an Option or SAR.

(s) “Outside Director” means a member of the Board who is not an Employee.

(t) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(u) “Participant” means a person or estate who holds an Award.

(v) “Performance Goals” means the goal(s), or combination of goal(s) determined by the Administrator with respect to an Award. The performance goals that may be used by the Administrator may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses

Appendix B - 11

as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios, (xxv) objective qualitative milestones, (xxvi) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof, (xxvii) number of customers (or estimated membership, with the formulae for such estimations being objectively determinable), submitted applications or members, or approved applications or members, sold applications or members, (xxviii) conversion yields achieved from website visitors to sold members (including any sub-yield in between), (xxix) increase in membership, (xxx) cost of acquiring members or applicants, or (xxxi) retention of membership.

(w) “Performance Period” means a period established by the Administrator during which performance objectives or continued Service must be met pursuant to Section 12.

(x) “Plan” means this eHealth, Inc. 2014 Equity Incentive Plan, as amended from time to time.

(y) “Restricted Share” means a share of Stock awarded under the Plan.

(z) “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(aa) “SAR” means a stock appreciation right granted under the Plan.

(bb) “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

(cc) “Section 409A” means Section 409A of the Code.

(dd) “Service” means service as an Employee, Outside Director or Consultant.

(ee) “Stock” means the Common Stock of the Company.

(ff) “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

(gg) “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock, as awarded under the Plan.

(hh) “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ii) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Appendix B - 12

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on June 11, 2019.

Online

Go to www.envisionreports.com/EHTH or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EHTH

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:	For	Withhold		For	Withhold

01 - Scott N. Flanders			02 - Michael D. Goldberg

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of eHealth, Inc. for the fiscal year ending December 31, 2019.				3.	To approve, on an advisory basis, the compensation of the Named Executive Officers of eHealth, Inc.

4.	To approve an amendment to eHealth, Inc.’s 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 2,500,000 shares.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2 3 D V

2019 Annual Meeting of eHealth, Inc. Stockholders

June 11, 2019, 8:30 a.m. Pacific Daylight Time

Garden Court Hotel

520 Cowper Street, Palo Alto, CA 94301

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/EHTH

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EHTH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

eHealth, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – June 11, 2019

Scott N. Flanders, Derek N. Yung and Scott Giesler, or any of them, each, a “Proxy”, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of eHealth, Inc. to be held on June 11, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, each proxy will have authority to vote FOR the election of the Board of Directors and FOR proposals 2-4.

In their discretion, each of the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
Mark box to the right ifyou plan to attend theAnnual Meeting.